COMMERCIAL LEASE
2745 BANKERS INDUSTRIAL DRIVE

1. **BASIC TERMS OF THIS "LEASE"**

a. Lease Execution Date:	11/7/2025 (Date)
b. Tenant:	ONE UP INNOVATIONS, INC.
c. Tenant's trade or business name:	LUVU Brands
Address (Premises):	2745 Bankers Industrial Drive, Atlanta, Georgia 30360
Address (for Notices):	Same
Phone:	770-246-6440
Email:	louis@oneupinnovations.com
d. Landlord:	BPVIF V HOLDINGS 5, LLC
Address (for Notices)	c/o Berkeley Partners 1111 Broadway, Suite 1670 Oakland, CA 94607 Attn: General Counsel
Address for Rent Payments:	P.O. Box 209366, Austin, TX 78720
Property Manager:	BP Property Management, LLC; ATTN: Scott Hunter Phone: (470) 602-5070 Email: shunter@berkeleypartners.com
e. Tenant's Permitted Use:	Executive and administrative office use, warehouse use for the purpose of receiving, storing, shipping, manufacturing, factory showroom and selling (but limited to wholesale sales and ancillary retail sales) products, materials and merchandise made and/or distributed by Tenant, and other ancillary uses, subject to the terms of this Lease subject to and only in accordance with all applicable laws
f. Premises Rentable Square Feet:	133,200
g. Project Rentable Square Feet:	133,200
h. Tenant's Proportional Share:	100%
i. Term of Lease	Beginning on the Commencement Date and ending at 11:59 p.m. local time on the Expiration Date, unless this Lease is sooner terminated as provided herein.
Commencement Date:	The Lease Execution Date.
Expiration Date:	June 30, 2030
j. Leasehold Improvements	Landlord shall perform the Leasehold Improvements, in accordance with the terms of the Work Letter attached hereto as Exhibit D.

k. Rent Schedule

Lease Year	Annual Rent Per Square Foot	Annual Base Rent Total	Monthly Base Rent
Lease Execution Date – 12/31/2025	$5.23	$696,636.00	$58,053.00
1/1/2026 – 12/31/2026	$5.39	$717,948.00	$59,829.00
1/1/2027 – 2/28/2027	$5.55	$739,260.00	$61,605.00
3/1/2027 - 2/29/2028	$7.50	$999,000.00	$83,250.00
3/1/2028 - 2/28/2029	$7.76	$1,033,632.00	$86,136.00
3/1/2029 - 2/28/2030	$8.03	$1,069,596.00	$89,133.00
3/1/2030 - 6/30/2030	$8.31	$1,106,892.00	$92,241.00

Conditional Abatement: $333,000.00, as set forth in Paragraph 4(b).

l. Additional Rent: Tenant's Proportional Share of Project Expenses and Taxes payable pursuant to the terms and conditions of Exhibit A is estimated to be approximately $23,421.00 per month, or

	$2.11 per square foot of the Premises, for calendar year 2025. All other sums due and owing under this Lease other than Monthly Base Rent shall be deemed Additional Rent.
m. Security Deposit:	Landlord is currently holding a Security Deposit pursuant to the Prior Lease with Tenant in the amount of $51,615.00.
n. Guarantors:	Tenant's obligations under this Lease are guaranteed by: Luvu Brands, Inc.
o. Total Due on Lease Execution Date:	None.
p. Brokers:	None.

2. **PREMISES.**

a. Landlord leases to Tenant, and Tenant leases from Landlord, the premises described in Paragraphs 1(c) and 1(f) and all portions thereof, including, without limitation, all mechanical, electrical, plumbing, and HVAC systems which serve the Premises ("Systems") (collectively the "Premises"). "Project" shall mean all land owned by Landlord and on which the Premises and other improvements are situated. For purposes of this Lease, the term "Premises" and "Project" have the same meaning. Landlord and Tenant stipulate that for all purposes of this Lease, unless and until Tenant is notified otherwise by Landlord, the size of the Premises shall be deemed to be as set forth in Paragraph 1(f), the size of the Project shall be deemed to be as set forth in Paragraph 1(g), and Tenant's Proportional Share shall be deemed to be as set forth in Paragraph 1(h). Notwithstanding the foregoing, Landlord may adjust any or all such figures in the event of the following: (i) manifest error, (ii) addition or subtraction to the Premises and/or Project, and/or (iii) re-measurement or other circumstance reasonably justifying such adjustment. Tenant acknowledges that (a) it has examined the Premises; (b) it accepts the Premises in its current "AS-IS, WHERE-IS" condition, subject to Landlord's obligation to complete the Additional Repairs; (c) no statement or representation as to the past, present, or future condition or repair of any building of which the Premises are a part of has been made by or on behalf of Landlord; (d) it accepts the Premises as suitable for Tenant's Permitted Use set forth in Paragraph 1(e); (e) TENANT WAIVES ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSES; (f) LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES; (g) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION; (h) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES (AND TENANT HAS RELIED UPON NO REPRESENTATION, PROMISE OR WARRANTY MADE BY LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS); and (i) TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER. Tenant shall upon discovery immediately notify Landlord, in writing of any condition on the Premises which adversely affects Tenant's usability thereof. Failure to so notify Landlord in writing shall be deemed an admission that such condition does not adversely affect the usability of the Premises.

3. **TERM.** The term of this Lease is for the period set forth in Paragraph 1(i), beginning on the Commencement Date and ending on the Expiration Date (the "Term"). The parties hereby acknowledge that Tenant is in possession of the Premises prior to the Commencement Date pursuant to that certain Lease Agreement, between Goodson Land Partners, LLC, as predecessor in interest to Landlord, and Tenant, dated November 2, 2020 (the "Prior Lease"). Upon the Commencement Date, the Prior Lease shall be deemed amended and replaced by this Lease and of no further force and effect except for any obligations which survive the expiration or termination of the Prior Lease. From and after the Commencement Date, all rights and obligations of Landlord and Tenant shall be governed by the terms of this Lease. A "Lease Year" shall be each twelve (12) month period beginning on the Commencement Date; provided, however, if the Commencement Date is not the first day of the month, the first Lease Year shall commence on the Commencement Date and end on the last day of the twelfth (12th) full calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month.

4. **RENT.**

a. Tenant shall pay Landlord Monthly Base Rent in the amount set forth in Paragraph 1(k), and Additional Rent (collectively, the "Rent"), which is due monthly on or before the first day of each calendar month. All Rent shall be paid to Landlord, at the address shown in Paragraph 1(d), or such other place as Landlord may designate in writing from time to time. All Rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All Rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly Rent per day.

b. Notwithstanding anything in this Paragraph to the contrary, so long as no Event of Default has occurred, Tenant shall be entitled to an abatement of Monthly Base Rent in the amount of $83,250.00 per month for March through June 2027 (the "Monthly Base Rent Abatement Period"). The total amount of Monthly Base Rent abated during the Monthly Base Rent Abatement Period shall equal $333,000.00 (the "Conditional Abatement"). If an Event of Default occurs at any time during the Term, and such Event of Default is not cured within thirty (30) days, Tenant shall no longer be entitled to the Conditional Abatement, and any portion of the Conditional Abatement which has been applied to installments of Monthly Base Rent shall immediately become due and payable. The payment by Tenant of the Conditional Abatement in the Event of Default shall not limit or affect any of Landlord's other rights, pursuant to the Lease or at law or in equity. During the Monthly Base Rent Abatement Period, only Monthly Base Rent shall be abated, and all Additional Rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

c. If any Rent or other sum due from Tenant is not received by the fourteenth (14th) calendar day of any month during the Term, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue payment, which late fee represents an agreed upon

charge for the administrative expense suffered by Landlord as a result of such late payment and not payment for the use of money or a penalty, provided however that any such late fee shall not apply for the first delinquency during the Term. All such delinquent Rent or other sums, plus this late charge shall bear interest at twelve percent (12%) per annum. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier's check. If Tenant is delinquent in paying its Rent past the fourteenth (14th) calendar day of any calendar month, Landlord may require payment to be made by money order or cashier's check. All monies due Landlord including late fees, interest, utility payments, water/sewer fees, HVAC servicing fees, and Rent are considered Additional Rent.

5. **SECURITY DEPOSIT.** Pursuant to the Prior Lease, Landlord is in possession of the Security Deposit set forth in Paragraph 1(m). Should Tenant be in default in payment of Rent or any other sum due Landlord as Additional Rent, beyond any applicable notice and cure period, Landlord may apply all or a part of the Security Deposit for such payment. Landlord may also apply all or a part of the Security Deposit to cure an Event of Default by Tenant or repair and restore the Premises during or upon the termination of the tenancy created by this Lease. In such event Tenant shall, on demand, replenish the Security Deposit. Landlord's obligation with respect to the deposit is that of a debtor and not a trustee, and Landlord can co-mingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest, nor shall acceptance of the deposit constitute Landlord's acceptance of this Lease.

6. **USE.**

a. **Permitted Use.** Tenant shall use and occupy the Premises only for the agreed Permitted Use set forth in Paragraph 1(e) and for no other purpose. Landlord and Tenant hereby acknowledge and agree that the foregoing use restriction is an absolute prohibition against a change in use of the Premises, without Landlord's prior written consent. Tenant shall not overload parking accommodations or services to the Premises. Absolutely no overnight, residential use is permitted. Any illegal activity in the Premises or on the Project grounds is strictly prohibited. The manufacture, storage, distribution and growing, of any substances which are illegal under local, state, and/or federal law, including marijuana, and any use of the Premises for uses incidental thereto are strictly prohibited and shall constitute an Event of Default.

b. **Occupancy Type.** Should any governmental authority require any improvements, modifications, certificates of occupancy, licenses, and/or permits of any kind, including but not limited to, a conditional use permit due to Tenant's use and/or occupancy of the Premises, it shall be provided by Tenant, at Tenant's sole cost and expense. In the event any such governmental authority requires any construction, interior or exterior improvements in order that Tenant be granted its use permit, certificate of occupancy, or license, any such improvements will be completed at Tenant's sole cost. Tenant and its employees, invitees, contractors, members etc. may not congregate or loiter outside the Premises at any time. Overnight lodging at the Premises is strictly prohibited. All use of the Premises shall be confined to the interior of the Premises only.

c. **No Warranty as to Use or Zoning.** Tenant hereby acknowledges that Landlord has not made any representation or warranty to Tenant with regard to the suitability of the Premises for Tenant's intended use, or the applicability of any zoning or other land use law, regulations, or other restrictions which may be applicable to Tenant's intended use of the Premises. It is Tenant's sole responsibility to verify and determine the suitability of the Premises for Tenant's intended use, occupancy type and applicability of zoning or other land use law, regulation, or other restrictions prior to lease signing. Tenant acknowledges that past uses of the Premises may no longer be allowed.

d. **Conduct of Tenant and Guests.** Tenant shall not violate any governmental law or restrictive covenant in the use of the Premises, commit waste, create a nuisance or otherwise interfere with the quiet use and enjoyment of other tenants. Tenant shall be responsible for all costs required to mitigate any nuisance or interference with other tenants. The Tenant, its invitees, agents, and contractors shall not annoy, molest, or interfere with any other tenant or in the absolute discretion of Landlord, may not cause any condition that may interfere with Landlord's right to lease and/or control the Project. Attached hereto as Exhibit B and incorporated herein are the rules and regulations applicable to the Project.

e. **Pets.** No pets or animals of any kind, service animals excepted, shall be brought on the Premises without the prior written consent of Landlord. In the event that such written consent is given, the Tenant agrees to keep such pet restrained at all times, and to not allow such pet to disturb any neighbors, and to keep the Premises and Project clean and odorless.

f. **Hazardous Substance.**

i. **Reportable Uses Require Consent.** The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose use, manufacture, disposal, transportation, handling or release is regulated or monitored by any governmental authority. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil and/or chemicals or any products, by-products or fractions thereof. Tenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord and timely compliance (at Tenant's expense) with all applicable laws. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filled with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance which requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the agreed Permitted Use, so long as such use is in compliance with all laws, and is not a Reportable Use. Any and all oil, solvents, grease or other Hazardous Substance must be disposed of off-site at Tenant's sole cost and expense and in accordance with all applicable Environmental Laws. Tenant shall not undertake, nor shall Tenant permit, any invasive investigation, drilling, or sampling of the soil or groundwater at the Premises without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion. The term "Environmental Law," as used in this Lease, shall mean any applicable federal, state or local law, regulation, ordinance, order, or other

legally-binding authority relating to pollution or protection of the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Water Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Georgia Hazardous Site Response Act; the Georgia Brownfield Act; the Georgia Water Quality Control Act; the Erosion and Sedimentation Act, all as may be amended, and other similar, analogous, or equivalent state and or local equivalents of these laws. The term "release," as used in this Lease, shall mean any release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

ii. **Duty to Inform Landlord.** Tenant immediately shall notify Landlord in writing of: any spill, release, discharge, or disposal of any Hazardous Substance upon, in, or about the Premises in violation of any applicable Environmental Laws. Tenant shall, within five (5) days of receipt of any notice related to Hazardous Substances, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Laws or claim or liability associated with the release or threat of release of any Hazardous Substance onto or from the Premises or the Project.

iii. **Tenant Remediation.** Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises in violation of any applicable Environmental Laws (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises in violation of any applicable Environmental Laws during the Term, by or for Tenant, or any third party.

iv. **Tenant Indemnification.** Tenant shall indemnify, defend and hold Landlord, its agents, employees, mortgagees and ground Landlord, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance in violation of any applicable Environmental Laws brought onto the Premises by or for Tenant, its employees, agents, contractors, or invitees. Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

v. **Other Substances & Tenant's Obligations Regarding General Upkeep of the Premises.** Tenant has an obligation to maintain both the interior of the Premises and any exterior space utilized by Tenant in the scope of its business. All such spaces shall be kept in a tidy manner, determined in Landlord's discretion, consistent with Landlord's objective to upkeep the Project. In the event that Tenant causes, permits to be caused, or if any of Tenant's guests, invitees, employees, suppliers or providers cause any spills or disposal of substances not rising to the level of Hazardous Substances, but nonetheless which violate this paragraph, it is Tenant's responsibility to promptly clean and restore the Premises and any affected exterior areas to their condition prior to such spill or disposal.

vi. **Inspections and Tests**. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with all applicable Environmental Laws, its obligations under this Lease, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior written notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any applicable Environmental Laws or any provision of this Lease relating to Hazardous Substances, in which case Tenant shall reimburse Landlord for the actual cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Upon request, Tenant shall provide Landlord with an inventory of Hazardous Substances located at, on or in the Premises and copies of any Material Safety Data Sheet in Tenant's possession required by any Environmental Laws or related to any Hazardous Substance.

vii. **Tenant's Financial Assurance in the Event of a Breach**. In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach by Tenant of any provision of this Lease relating to Hazardous Substances or applicable Environmental Laws that is not cured within thirty (30) days following written notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds, or third-party guarantee) in an amount and form reasonably satisfactory to Landlord. The requirements of this Paragraph are in addition to and not in lieu of any other provision in this Lease. Tenant's obligations under this Paragraph shall also apply to any areas where Tenant's property or equipment is located.

viii. **Prior Contamination**. The parties acknowledge that Univar Solutions USA LLC, a Washington limited liability company, as successor by conversion and name change from Univar Solutions USA Inc. ("Univar"), has undertaken pursuant to a recorded Amended and Restated Limited Access Agreement between Univar and Landlord, as successor in interest to Goodson Land Partners, LLC (the "Access Agreement"), a copy of which has been provided to Tenant, to investigate and, if necessary, remediate pre-existing groundwater at the Premises pursuant to an order or orders issued by the Department of Natural Resources Environmental Protection Division of the State of Georgia as more particularly described in the Access Agreement. In the event that Univar fails to undertake to perform the investigation or remediation that is required by law and the Access Agreement between Univar and Landlord, as successor in interest to Goodson Land Partners, LLC (collectively, the "Univar Work"), and if any claim is asserted against Tenant or action is required that Univar is not undertaking in regards to groundwater in order for Tenant to use the Premises for the purposes intended hereunder, Landlord shall use commercially reasonable efforts and cooperate with Tenant to cause Univar to perform the Univar Work. Tenant agrees to cooperate

fully with Landlord, at no cost to Tenant, in any actions necessary for Landlord to complete its obligations under this Paragraph, including, but not limited to, allowing Univar's or Landlord's placement, to perform the Work (as defined in the Access Agreement). Landlord shall use commercially reasonable efforts to avoid unreasonable interference with Tenant's use and enjoyment of the Premises in undertaking such actions. Tenant further agrees that Tenant shall not disturb or damage any of the equipment utilized for the Work. Additionally, the parties recognize that Tenant is obligated to allow access to the Premises for environmental consultants employed by the former owner, Univar and abide by the terms of the Access Agreement recorded in the deed records of Gwinnett County, Georgia for the Premises to address any impacts to groundwater on the Premise and adhering to the terms and conditions as if Tenant is standing in place of Landlord, though Landlord will retain and exercise primary and sole responsibility for any actions required by said Access Agreement.

7. **SIGNAGE.** All signage shall comply with rules and regulations set forth by Landlord and by the governing authority as may be modified from time to time. Current rules and regulations relating to signs are described as follows: (a) Tenant shall place company name or logo on suite window unless sign blank has been provided, (b) if sign blank has been provided, Tenant shall place company name/logo on sign blank, (c) the sign blank must have a size, shape, composition, design, and color to be specified by Landlord; and (d) the style, and size of the individual company's name may vary on the sign blank, subject to Landlord's reasonable written approval. Tenant shall submit a sketch of all proposed signs to Landlord for written approval. Tenant shall be responsible for the fulfillment of all requirements of these criteria and general specifications at its cost. Tenant shall place no covering (e.g., shades, blinds, curtains, drapes, screens, tinting material, plywood, plastic, cardboard, or window painting), stickers, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, except as noted above, without Landlord's prior written consent.

8. **PERSONAL PROPERTY TAXES.** Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, merchandise and other personal property in or about the Premises.

9. **PARKING.** Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use Tenant's Proportional Share of the designated parking areas serving the Project. Such parking spaces shall be free of charge and unassigned. Landlord reserves the right to grant similar non-exclusive use to other tenants and to designate specific spaces for the use by particular tenants. Tenant shall abide by the parking rules and regulations applicable to the Project, which are attached hereto as Exhibit C and incorporated herein and may be revised from time to time by Landlord.

10. **INTENTIONALLY OMITTED.**

11. **UTILITIES.** Tenant shall directly pay for all water, gas, heat, air conditioning, light, power, electricity, telephone, trash, janitorial, or other service metered, chargeable or provided to the Premises and any surcharges on such utilities. If utilities are not separately metered to the Premises, Landlord may make a reasonable allocation of the utility expenses to the Tenant. In addition, Tenant shall contract with appropriate vendors for gas, heat, air conditioning, light, power, electricity, data, telephone, janitorial and garbage/trash/recycling removal from Premises at its cost. Tenant agrees to pay all utility bills for which Tenant is responsible on or before the due dates thereof. Tenant shall put its utility services in its name on or before the third day following the Commencement Date. Failure to do so may result in Landlord billing back Tenant for its usage, which shall be subject to a $100.00 administrative fee per instance. Tenant will be responsible for maintenance, repairs, replacement & or theft of: the meter service panel for the Premises, all service wire and conduit connecting their Premises' sub panel, and all wire and conduit distributions throughout the Premises, including lights-plugs-switches-appliances. Tenant shall keep the Premises, including, without limitation, the exterior areas of the Premises, free of Tenant's garbage, debris, and garbage bins with the exception of the Tenant's bins on the scheduled garbage pick-up day. Absolutely no construction debris or electronic or chemical waste may be disposed of in trash bins. Any such materials must be disposed of off-site. Tenant shall not overburden any trash receptacles. All interior and exterior hose bibs are locked and not intended for Tenant's use. In the event that Tenant's usage for the Premises necessitates access to an interior or exterior bib, Tenant should inform Landlord prior to the execution of this Lease. Landlord, in Landlord's sole discretion, may in such circumstances install at Tenant's sole cost, a submeter for such a hose bib (if one is already installed within or immediately outside of the Premises), and Tenant will be responsible for the additional costs of water consumption as determined based on Tenant's metered per gallon usage. All water usage will be billed to Tenant on a monthly basis payable to Landlord as Additional Rent. Under no circumstances may Tenant install a hose bib not already located in the Premises, and any violation of this provision shall be an Event of Default. Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system (except to the extent caused by the sole negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors) or arising from the acts or neglects of occupants of adjacent property or the public.

12. **DELIVERY CONDITION AND MAINTENANCE.**

a. Tenant acknowledges that the Systems are being leased to the tenant as a portion of the Premises and as such, Tenant is responsible for maintenance and repair of the Systems and for keeping the Systems in good working condition. Tenant shall maintain a room temperature of greater than 40 degrees Fahrenheit in the Premises. Tenant shall enter into a service contract with a licensed HVAC company to provide quarterly maintenance to any HVAC unit(s) serving the Premises, which maintenance shall include, at a minimum, replacing filters and cleaning coils. Tenant shall provide Landlord documentation evidencing such ongoing quarterly maintenance upon Landlord's request. Landlord further reserves the right to inspect the Systems at any time to ensure Tenant's compliance with its maintenance obligations hereunder. Tenant shall insure the Systems against damage, theft, and vandalism in its insurance policy required by this Lease. In the event the cost of repair of any System exceeds the economic life as determined by Landlord in its sole discretion, the equipment will be replaced under Landlord's supervision but at Tenant's expense.

b. Landlord shall maintain and repair the structural parts of the building located on the Premises, which shall include only the foundations, bearing walls (excluding all glass, whether interior or exterior), sub-flooring and roof (excluding skylights), the service wire

to the electrical distribution center, exterior plumbing and sewerage systems, exterior window frames, gutters and down spouts on the Project.

c. Except as provided above as being Landlord's obligation, Tenant shall maintain and provide repairs necessary to maintain the Premises in good condition, including, without limitation, repair, upkeep, and replacement of all mechanical equipment including the Systems, maintaining and repairing all walls, floors, ceilings, interior doors, exterior doors (including entryway and roll-up/garage doors), and interior windows, exterior glass, lighting and fixtures, landscaping, as well as damage caused by Tenant, its agents, employees or invitees. Tenant shall maintain and provide repairs necessary to maintain plumbing fixtures, water heaters, Systems, gas, water, drain lines, fire systems and communication systems that supply the Premises. Tenant shall contract for and pay directly for pest control, snow removal, and alarm services, at Tenant's sole expense. When applicable, all repairs and replacements done by Tenant shall be performed by licensed contractors with general liability insurance and workman's compensation insurance, and with a permit when required by state and local codes. Landlord shall reserve the right to inspect all work and to approve the contractors performing such work and the equipment and materials to be installed prior to work being performed. Tenant must coordinate all access to roof or utility rooms through Landlord. All repair parts, equipment replacements and materials used must be equal to the size, capacity and quality of the original parts, equipment and materials. All work contracted by Tenant with Landlord will be paid for by Tenant to Landlord upon completion of work cash on delivery. Tenant shall at all times, at Tenant's sole expense, maintain the Premises, its equipment and contents, in reasonably clean, sanitary and neat condition and repair.

d. Landlord agrees to: (i) repair sections of the warehouse floor previously identified and agreed upon between Landlord and Tenant prior to the Lease Execution Date, and (ii) reseal the office windows (collectively the "Additional Repairs"). If Landlord fails to complete the Additional Repairs prior to the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. Tenant acknowledges and agrees that Tenant will continue to occupy the Premises during completion of the Additional Repairs. Tenant agrees to reasonably cooperate with Landlord to facilitate the substantial completion of the Additional Repairs in an expeditious manner. Landlord shall use reasonable efforts to complete the Additional Repairs with minimal disruption and interference to Tenant's use of the Premises. Notwithstanding the foregoing, Tenant acknowledges that Landlord will perform work to complete the Additional Repairs during business hours on business days. Landlord shall not be obligated to perform such work outside of normal business hours. However, Landlord may, in its discretion, perform portions of such work outside of normal business hours.

13. **ALTERATIONS.** Tenant shall not paint, wall paper, change locks, install lighting fixtures or otherwise redecorate or make alterations to the Premises without the prior written consent of Landlord. Further, Tenant shall not make any alterations to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of the Lease, except that Landlord can elect to require Tenant to remove any alterations which Tenant may have made to the Premises during its tenancy. Upon Landlord's election, in its sole discretion, Tenant, at its sole cost, shall restore the Premises to the same the condition existing on the Commencement Date, (except for any alterations which Landlord has expressly permitted Tenant to leave), normal wear and tear excepted, before the last day of the Term. Tenant shall secure all appropriate governmental approvals and permits, and shall complete such alterations with licensed professionals in a good and workmanlike manner in compliance with applicable laws and codes. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics liens which may result from construction by Tenant. Tenant shall not place a load upon any floor in the Premises which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. If Tenant intends to install any heavy equipment within the Premises, Tenant shall first provide Landlord with detailed specifications of such equipment, and any such equipment installation shall be subject to Landlord's prior written approval. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Premises by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant. Landlord shall not be liable for any injury, loss or damage to any of Tenant's alterations not installed by Landlord or contractors hired by Landlord. Before authorizing any contractors to complete any alterations and/or services to the Premises and/or the Project, Tenant shall submit evidence of such contractor's insurance meeting Landlord's requirements, the laws and regulations relating to the alterations and/or services to be performed, and including, but not limited to the following: (i) builder's risk insurance, (ii) professional services insurance, (iii) environmental insurance, (iv) inland marine insurance, (v) comprehensive automobile liability insurance, (vi) medical waste pollution liability insurance, and (vii) workman's compensation insurance. Landlord, in its sole discretion, reserves the right to review, modify, reject or accept any required policies of insurance, including coverages, endorsements, or raising or lowering limits from time to time throughout the Term. Landlord reserves the right, but not the obligation, to review and reject any insurer providing coverage because of its poor financial condition, or failure to operate legally.

14. **RESERVED.**

15. **RELEASE AND INDEMNITY.** As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damages to Tenant or Tenant's property from any cause, and Tenant waives any and all claims against Landlord for damage to persons or property arising for any reason, including without limitation costs incurred by Tenant pursuant to ADA, accessibility, or other governmental claims related to Tenant's use and occupancy of the Project, or any part thereof, except to the extent of damage resulting directly from Landlord's gross negligence or willful misconduct. Tenant shall indemnify and hold Landlord harmless from any and all suits, actions, claims, or damages arising out of: (a) any damage to any person or property occurring in, on or about the Premises, (b) Tenant's use and occupancy of the Premises, and/or (c) Tenant's breach of any term of this Lease.

16. **INSURANCE.** Tenant shall procure and maintain for the duration of this Lease insurance against claims for injuries to persons or damages to property arising out of or in connection with Tenant's or Tenant's authorized representatives' use of the Premises and/or Project, and to

Tenant's fixtures, personal property, improvements and alterations in or on the Premises and/or the Project. For purposes of this Paragraph, Landlord Parties shall mean the Landlord entity set forth in Paragraph 1(d), the property manager, any lender whose loan is secured by a lien against the Premises, their respective shareholders, members, partners, joint ventures, affiliates, subsidiaries, successors and assigns; and any directors, officers, employees, managers, attorneys or authorized agents of such persons or entities (the "Landlord Parties"). All insurance required to be provided by Tenant under this Lease shall be issued by insurance companies authorized to do business in the state in which the Premises are located, shall be issued as a primary policy, and shall require at least thirty (30) days' prior written notice to Landlord before cancellation or change in coverage, scope or amount of any policy ("Tenant's Insurance" or "Tenant's Insurance Policy"). Tenant's Insurance shall ensure performance by Tenant of the indemnity provisions set forth in this Lease. No deductible or self-insured retention shall exceed $10,000.00 without prior written approval of Landlord, except as otherwise specified herein. All deductibles and/or retentions shall be paid by, assumed by, for the account of, and at the Tenant's sole risk. Tenant shall not be reimbursed for same. If the forms of policies, endorsements, certificates, or evidence of insurance required by these specifications are superseded or discontinued, Landlord will have the right to require other equivalent forms. If any additional insured requirements are deemed to violate any law, statue or ordinance, the additional insured requirements, including any additional insured policy provision or endorsements procured pursuant to this Lease, shall be reformed to provide the maximum amount of protection to the Landlord Parties as allowed under the law. Tenant's Insurance Policy(ies) must include the following: (i) the insured's name and address, (ii) the name of each insurance company affording each coverage (including policy number, policy dates, all coverage limits and sub-limits if any, by type of coverage), (iii) the signature of the authorized representative signing the certificate on behalf of the insurer, (iv) the amounts of all deductibles and self-insured retentions, (v) certified copies of all required endorsements and policy declaration page(s) reflecting issuance of the endorsements, (vi) a certified copy of notice of cancellation providing that thirty (30) days' notice of cancellation and/or material change (or such other prior notice period for same as may be required by applicable state law if such state law mandates a notice period of greater or less than thirty (30) days) will be sent to the certificate holder, (vii) Landlord as the certificate holder showing Landlord's correct name and address, (viii) upon written notice by Landlord, a certificate addressed to Landlord's lender, (ix) the producer of the certificate with a valid address and phone number listed, and (x) execution by a duly authorized representative of the insurers. If Tenant is expressly permitted by the Lease to assign or sublease any space, or if Landlord issues its written consent to any sublease hereunder or assignment hereof, insurance similar to that required of Tenant shall be provided by all assigns or subtenants (or provided by Tenant on behalf of such assigns or subtenants) to cover operations performed under any assignments or subleases. Tenant shall be responsible for any modification in these requirements as they apply to subtenants. Tenant shall maintain certificates of insurance from all subtenants containing provision similar to those listed herein (modified to recognize that the certificate is from subtenants) enumerating, among other things, the waivers of subrogation, additional insured status, and primary liability as required herein, and make them available to Landlord upon request. The minimum scope and limit of Tenant's Insurance shall be at least as broad as follows:

a. Commercial General Liability (CGL): Insurance covering CGL on an "occurrence" basis, including products and completed operations, property damage, personal and advertising injury, including, without limitation, damage to the Premises and/or Project or tenant legal liability, bodily injury and personal & advertising injury with limits no less than $3,000,000.00 per occurrence including Umbrella or Excess coverage. If a general aggregate limit applies, either the general aggregate limit shall apply separately to this project/location or the general aggregate limit shall be twice the required occurrence limit. Landlord Parties are to be granted additional insureds status on the CGL policy with respect to liability arising out of work or operations performed by or on behalf of Tenant including materials, parts, or equipment furnished in connection with such work or operations;

b. Property Insurance: 100% replacement cost on a replacement value basis, and in compliance with all laws, regulations or ordinances affecting such property at any time during the Lease, for Tenant's improvements, alterations and betterments, including all equipment and other property used in connection therewith, including Tenant's business personal property, HVAC, trade fixtures and signs from time to time in, adjacent to or upon the Premises, and all alterations, additions, or changes made by Tenant pursuant to the terms of this Lease and shall not be subject to coinsurance. Tenant will also maintain, on an actual loss sustained basis, Business Interruption and Extra Expense coverage with a twelve (12) month period of indemnification, in an amount not less than the total Rent, including, without limitation, any Additional Rent and Project Expenses and Taxes payable under the Lease, due to Landlord for the last twelve (12) month period of the Term with Landlord named as loss payee.

c. Workers' Compensation: Insurance as required by the state in which the Premises are located, with statutory limits, and Employer's Liability with limits of no less than $1,000,000.00 per accident for bodily injury or disease (for Tenants with employees; not required if Tenant provides written verification it has no employees);

d. Proof of Automobile Liability Insurance: Business and/or Personal Automobile Coverage (as applicable) meeting the applicable financial responsibilities of the state in which the Premises are located covering, Code 1 (any auto), or if Tenant has no owned autos, Code 8 (hired) and 9 (non-owned), with limit no less than $1,000,000.00 per accident for bodily injury and property damage;

e. Other: Such other insurance against other insurable liabilities or hazards as Landlord may from time to time reasonably require.

If Tenant maintains broader coverage and/or higher limits than the minimums shown above, Landlord Parties require and shall be entitled to the broader coverage and/or higher limits maintained. Any available insurance proceeds in excess of the specified minimum limits of Insurance and coverage shall be available to Landlord Parties. Any insurance or self-insurance maintained by Landlord Parties shall be in excess of Tenant's Insurance and shall not contribute with it. Tenant hereby grants to Landlord Parties a waiver of any right to subrogation which any insurer of said Tenant may acquire against Landlord by virtue of the payment of any loss under such insurance. Tenant agrees to obtain any endorsement that may be necessary to affect this waiver of subrogation, but this provision still applies regardless of whether or not Landlord has received a waiver of subrogation endorsement from the insurer. Insurance is to be placed with insurers with a current A.M. Best's rating of no less than A: X, unless otherwise approved in writing by Landlord. At the option of Landlord, either: (i) Tenant shall

obtain coverage to reduce or eliminate such self-insured retentions as respects the Landlord Parties; or (ii) Tenant shall provide a financial guarantee satisfactory to Landlord guaranteeing payment of losses and related investigations, claim administration, and defense expenses. The policy language shall provide, or be endorsed to provide, that the self-insured retention may be satisfied by either the named insured or Landlord. Tenant shall furnish Landlord with original certificates and amendatory endorsements or copies of the applicable policy language providing the insurance coverage required herein. Tenant shall deliver a certificate or copy of such policy together with evidence of endorsements and payment of all current premiums to Landlord prior to occupancy. Tenant's failure to provide evidence of such coverage to Landlord within five (5) days of written request may, in Landlord's sole discretion, constitute an Event of Default. Moreover, if Tenant's insurance policy is about to expire or has expired, Tenant must immediately provide Landlord with evidence of insurance renewal or issuance of a new policy that meets the liability requirements detailed above. Failure to provide Landlord with a copy within three (3) days after the expiration of Tenant's policy shall be deemed an Event of Default and, in addition to Landlord having the remedies detailed in Section 20 of this Lease, Tenant shall owe Landlord as a fine the sum of $100.00 per month for every month that Landlord is not in receipt of a current copy of Tenant's insurance policy, which fine shall be considered Additional Rent. However, failure to obtain the required documents prior to occupancy shall not waive Tenant's obligation to provide them. Landlord reserves the right to require complete, certified copies of all required insurance policies, including endorsements, required by these specifications at any time. Landlord reserves the right to modify these requirements at any time, including limits, based on the nature of the risk, prior experience, insurer, coverage, or other special circumstances. Landlord does NOT insure Tenant for any personal injury or property damage, including that caused by the act or omission of any other tenant or third party or by any criminal act or activity, war, riot, insurrection, fire, or act of God. In the event Landlord utilizes a third party service provider to track and establish insurance compliance with the terms of this Lease, Tenant agrees to register and cooperate with such third party provider, and will, upon demand supply such third party service provider with any contact information for Tenant's insurance provider in order to establish compliance with the terms of this Lease. Failure to provide evidence of insurance coverage, contact information for Tenant's insurance provider, and/or comply with the requirements or requests of any such third party insurance service provider to take such action as is required by Tenant and/or its insurance provider to ensure Tenant's compliance with the insurance requirements set forth in this Lease within five (5) business days of such request shall constitute an Event of Default.

17. **FIRE OR CASUALTY.** "Major Damage" means damage by fire or other casualty to the Project or the Premises which causes the Premises or any substantial portion of the Project to be unusable, or which will cost more than twenty-five percent (25%) of the pre-damage value of the Project to repair. In case of Major Damage, Landlord may elect to terminate this Lease by notice in writing to Tenant within thirty (30) days after such date. If this Lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall, to the extent insurance proceeds are available, promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or for any loss of personal property, or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. If Landlord restores the Premises, and damage was caused in connection with Tenant's use of the Premises or Tenant is otherwise negligent then Tenant or Tenant's insurance company will reimburse all Landlord's restoration costs. Provided that the damage was through no fault of Tenant, Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion the area of the Premises not useable by Tenant.

18. **ASSIGNMENT OR SUBLEASE.**

a. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person, entity to occupy or use all or any part of the Premises without first obtaining Landlord's written consent. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than sixty (60) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or subtenant, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, (iv) the proposed rent or consideration to be paid to Tenant by such assignee or subtenant, (v) the proposed use of the proposed assignee or subtenant, (vi) complete, audited financial statements and a business plan for the proposed subtenant or assignee, and (vii) a true and correct copy of the proposed instrument of assignment or proposed sublease. In the event that Landlord agrees to consent to any assignment or sublease, such consent shall be evidenced by the execution of Landlord's standard form of consent to assignment or consent to sublease by Tenant, the assignee or subtenant and Landlord. Tenant shall promptly supply Landlord with such other information as Landlord may request to evaluate the proposed assignment or sublease. Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (A) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for provisions of this Lease which expressly survive the termination hereof; or (B) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then all of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Monthly Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (C) to refuse, in Landlord's sole and absolute discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (C) above. No acceptance by Landlord of any Rent or any other sum of money from any assignee, subtenant or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

b. Notwithstanding the provisions of Paragraph 18(a) of this Lease to the contrary, but subject to compliance with all other provisions of this Lease, Tenant shall have the right, upon thirty (30) days' prior written notice to Landlord (the "Permitted Transfer Notice"), to assign this Lease or sublet the Premises, without Landlord's consent, to a "Tenant Affiliate" or a "Permitted Successor" (both as hereinafter defined), provided that: (a) with respect to a transfer to a Permitted Successor, the tangible net worth (exclusive of goodwill) of the Permitted Successor is equal to or greater than Tenant's net worth on the date of Landlord's execution of this Lease; (b) in the case of an assignment, the Tenant Affiliate or Permitted Successor shall unconditionally assume, and shall be deemed to have assumed, this Lease and shall be jointly and severally liable with Tenant for all payments and for the due performance of all terms, covenants and conditions herein contained which are required to be paid and performed by Tenant; (c) no assignment shall be binding upon Landlord unless such assignee shall deliver to Landlord an instrument containing a covenant of assumption by such assignee, but the failure or refusal of such assignee to execute the same shall not release either the assignor or such assignee from its liability as set forth herein effective upon the consummation of such assignment; (d) the Tenant Affiliate or Permitted Successor (as applicable) must be of a character and reputation, be engaged in a business and propose to use the Premises in a manner in keeping with Landlord's then-current standards in such respect for tenancies in the Project; (e) with respect to a transfer to a Tenant Affiliate, the Tenant Affiliate remains an affiliate meeting the definition of "Tenant Affiliate" for the duration of the subletting or the balance of the term of this Lease in the event of an assignment, and neither Tenant nor any guarantor of this Lease, or of any of the obligations of Tenant hereunder, are dissolved as a matter of law as a consequence of the assignment or subletting or at any time thereafter; (f) no proposed assignment or sublease shall be effective unless any guarantor of this Lease, or of any of the obligations of Tenant hereunder, consents to such assignment or sublease and agrees in writing with Landlord that such transaction shall not affect such guarantor's liability under its guaranty; and (g) the primary purpose of such assignment or sublease is for legitimate business reasons unrelated to this Lease and such assignment or sublease is not, in whole or in part, a subterfuge to avoid the obligations or restrictions set forth in this Lease. Tenant shall provide, in the Permitted Transfer Notice, a financial statement for the Tenant Affiliate or Permitted Successor (as applicable), information which demonstrates that the proposed assignment or sublease meets the requirements of this paragraph and such other information as Landlord may reasonably require to assess compliance with these terms. No assignment or subletting permitted by this paragraph shall relieve Tenant of its primary liability under this Lease. As used in this paragraph: (i) the term "control" means ownership of at least fifty percent (50%) of the equity interests in, and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of, the controlled entity; (ii) the term "Tenant Affiliate" shall mean any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant; and (iii) the term "Permitted Successor" shall mean any partnership, corporation or other entity resulting from a merger or consolidation with Tenant, or any person or entity which acquires substantially all the assets, ownership interests or stock of Tenant as a going concern.

c. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and, at Landlord's election, shall constitute an Event of Default. Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. In the event all or part of the Premises is assigned or sublet, Landlord may at its option collect directly from such assignee or sublessee all rents due to Tenant under such assignment or sublease and apply such rent against any sums to Landlord by Tenant hereunder, with Landlord retaining any excess rent for Landlord's sole benefit. In addition, Tenant will pay to Landlord an administrative overhead fee of Two Thousand Five Hundred Dollars ($2,500.00) in consideration for Landlord's review of any requested assignment or sublease. If, as of the effective date of any permitted assignment or subletting, the then remaining Term is less than three (3) years, Landlord may, as a condition to its consent, require that the amount and adjustment schedule of the Rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Landlord. Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.

19. **ESTOPPEL CERTIFICATE.** From time to time, Tenant shall within ten (10) days after receipt of same from and written request of Landlord, execute, acknowledge, and deliver to Landlord and to such assignee, mortgagee, or other party as may be designated by Landlord, any estoppel certificate requested by Landlord (in a form to be specified by Landlord) stating, without limitation: a) that by such certificate the Lease is ratified; b) the Commencement Date and/or the date on which Tenant entered into occupancy of the Premises; c) the amount of the Rent payable hereunder; d) that the Lease (and any modifications) represents the entire agreement between the parties as to the Premises and is in full force and effect; e) the expiration date of the Lease; f) that, as of the date of the certificate, there are no defaults by Landlord or Tenant under the Lease (or specifying in detail the nature of any default under the Lease); g) the amount of prepaid Rent and the Security Deposit which has been deposited with Landlord; h) the month and year through which Rent has been paid; i) that no actions, voluntary or involuntary, are pending against Tenant under the bankruptcy laws of the United States or any State thereof (or specifying in detail the nature of any such action pending against Tenant); j) that the person executing the certificate is duly authorized to execute the same on behalf of Tenant, and that the certificate is and shall be binding on Tenant, its successors and assigns; k) that Tenant has not requested any repairs or replacements to the Premises that are Landlord's responsibility under the Lease and that have not been completed (or specifying in detail any such repairs or replacements that have not been completed); and l) such other matters relating to the Lease as reasonably requested by Landlord. In the event that Tenant shall fail to return the executed estoppel certificate to Landlord within such ten (10) day period, Tenant shall be deemed to have approved the contents of the certificate as submitted to Tenant by Landlord at the time of the written request therefor, and Landlord is hereby authorized to so certify, Tenant hereby expressly acknowledges and agrees that Landlord, any such assignee, successor, mortgagee or other party shall be entitled to rely upon the estoppel certificate so certified by Landlord, or any estoppel certificate delivered by Tenant hereunder. In the event that there is a guarantor of this Lease, such guarantor agrees to execute any such estoppel certificate affirming its obligations and agreements under any guaranty to this Lease.

20. **DEFAULT AND REMEDIES.**

a. Events of Default. Each of the following events shall be deemed to be an "Event of Default" by Tenant under this Lease: (a) Tenant shall fail to pay any installment of the Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of fourteen (14) days from the date such payment was due; (b) Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all, or any substantial part of, its property (a "Bankruptcy Event"); or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; (c) any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it for a Bankruptcy Event; (d) a receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant; (e) Tenant shall desert or vacate any substantial portion of the Premises; (f) Tenant shall fail to discharge any lien placed upon the Premises within twenty (20) days of the filing of said lien, or Tenant shall fail to return to Landlord any subordination agreement or estoppel as required by this Lease; (g) Tenant shall fail to maintain insurance in accordance with the obligations of Tenant set forth in this Lease; and (h) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Section 20), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant. Notwithstanding anything contained in this Lease to the contrary, if Tenant breaches any non-monetary covenant, condition or agreement contained herein on Tenant's part to be kept or performed two (2) or more times within any twelve (12) month period, the second, and each subsequent, breach during such twelve (12) month period shall constitute an immediate Event of Default by Tenant under this Lease, without the necessity of providing any notice, or any grace or cure period, to Tenant, and Landlord shall be entitled to immediately exercise any remedy available under this Lease, at law or in equity. For the avoidance of doubt, any initial breach of any non-monetary covenant, condition or agreement contained herein on Tenant's part to be kept or performed during any twelve (12) month period may ripen into an Event of Default (which will entitle Landlord to exercise its remedies), but Landlord shall be obligated to first provide Tenant with any applicable notice, and any applicable grace or cure period, that may be set forth in this Lease; provided, however, that nothing contained in this paragraph shall be deemed to create any independent requirement to provide notices, or grace or cure periods, other than or in addition to any such requirements that may be set forth elsewhere in this Lease.

b. Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Paragraph):

(i) Terminate this Lease, and Tenant shall remain liable for all Rent and all other obligations under this Lease arising up to the date of such termination; or

(ii) Terminate Tenant's right to possession of the Premises, without terminating the Lease, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or Landlord may at its option, declare the difference, if any, between (A) the entire amount of Monthly Base Rent and Additional Rent which would become due and payable during the remainder of the Term, discounted to present value using a discount rate equal to 8% per annum, and (B) the fair rental value of the Premises during the remainder of the Term (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Premises), also discounted to present value using a discount rate equal to 8% per annum, to be due and payable immediately and Tenant agrees to pay the same at once, together with all Monthly Base Rent, Additional Rent and other sums theretofore due; it being understood and agreed that such payment shall be and constitute Landlord's liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine the actual damages Landlord would suffer from Tenant's breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with Official Code of Georgia Annotated § 13-6-7; or

(iii) With or without terminating this Lease, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may, but has no obligation to, rent the Premises or any portion thereof as the agent of Tenant, with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future Rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

(iv) With or without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Premises and without being liable for prosecution or any claim for damages therefor, maintain the Premises and repair or replace

any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

(v) Allow the Premises to remain unoccupied, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

(vi) Terminate the Lease and Tenant's right to possession of the Premises; or

(vii) Enforce the performance of Tenant's obligations hereunder by injunction or other equitable relief, which remedy may be exercised upon any actual or threatened Event of Default, without regard to whether Landlord may have an adequate remedy at law; or

(viii) Pursue any combination of the foregoing remedies permitted by law and such other remedies as are available at law or equity.

c. Default Indemnification. Upon any Event of Default, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, judgments, liabilities, losses, costs, and expenses incurred by Landlord and arising from, or in connection with an Event of Default or exercising Landlord's rights and remedies with respect to such Event of Default.

d. Landlord Default and Remedies. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after written notice from Tenant to Landlord, or such longer period as may be reasonably required to complete such cure so long as Landlord has commenced curing that default within that thirty (30) day period, and thereafter, diligently pursues such cure to completion. Except as otherwise expressly set forth in this Lease, if at all, Tenant shall not have the right to set-off against any Monthly Base Rent or Additional Rent any damages which Tenant may purport to have sustained by reason of Landlord's failure to perform any of the terms, covenants or conditions contained in this Lease on its part to be performed. If Landlord is in default under this Lease, Tenant's sole right and remedy shall be to obtain injunctive relief or to recover a money judgment against Landlord, and Tenant's rights to recovery shall be limited to the Landlord's right, title and interest in and to the Premises as more particularly set forth herein.

21. **ENTRY ON PREMISES.** Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project; (c) to post "for sale", "for rent" or "for lease" signs; (d) to show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in leasing or purchasing the Premises; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricade around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, and loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Paragraph. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Paragraph. Landlord shall conduct his activities on the Premises as provided herein in a manner that will minimize the inconvenience, annoyance or disturbance to Tenant. Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent in writing, Tenant shall furnish Landlord with a key for any such lock.

22. **SUBORDINATION AND ATTORNMENT.** Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Project, Landlord's interest or estate in the Project, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage, deed to secure debt or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord, or any lessor, mortgagee, trustee, or holder of any such mortgage, deed to secure debt or deed of trust, and Tenant's failure to do so within such ten (10) day period does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place, and stead, to execute any such instruments on Tenant's behalf. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Project by foreclosure, deed-in-lieu of foreclosure, or other sale in connection with enforcement by Landlord's lender of such lender's security instrument (a "Successor Owner"). Provided no Event of Default of Tenant is continuing under the provisions of the Lease at the time Successor Owner becomes owner of the Project, Successor Owner shall recognize the Lease, not disturb Tenant's right to possession of the Premises, and perform all obligations of the landlord under the Lease arising from and after the date title to the Project is transferred to Successor Owner; provided, however, Successor Owner shall not be: (a) liable for any default, act or omission of any prior landlord; (b) subject to any offset or defense which Tenant may have against any prior landlord; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, which is not expressly contemplated by this Lease (such as an amendment to document any option to extend or expand) and is made without the written consent of Landlord's lender when such consent is required; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Successor Owner; or (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Project.

23. **NOTICE.** Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by first-class registered or certified mail, electronic mail, or a nationally recognized express transportation company with written proof of delivery, addressed as set forth in Paragraph 1, or to the address that a party has notified to be that party's address for the purposes of this paragraph. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated forty-eight (48) hours from the time of mailing, or from the time of personal service or on the next business day if transmitted by nationally recognized express transportation company (with confirmation of delivery), and in the case of electronic mail, as and when sent provided the sender does not receive a delivery failure notification message.

24. **NO WAIVERS.** In the event Landlord shall by conduct or otherwise waive any one portion or provision of this Lease, it shall not constitute a waiver of any covenant of this Lease. Failure by Landlord to enforce any term hereof or to exercise any right or remedy available to Landlord shall not be deemed a waiver by Landlord of Landlord's rights to enforce such terms. The acceptance of Rent by Landlord with knowledge of a breach by Tenant shall not constitute a waiver of Landlord's right to enforce any term in this Lease.

25. **LEGAL FEES/COST OF SUIT.** In the Event of Default by Tenant, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such default, including reasonable attorney's fees (without regard to the applicability of O.C.G.A. § 13-1-11 or any other fee-limiting statute) and costs of the suit, whether or not any action to enforce this Lease is filed. If either party retains an attorney to enforce this Lease, the prevailing party shall be entitled to reasonable attorney's fees (without regard to the applicability of O.C.G.A. § 13-1-11 or any other fee-limiting statute) from the non-prevailing party.

26. **SURRENDER OF PREMISES; HOLDING OVER.** Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations in good condition, clean and rent ready, in the condition in which Tenant was delivered possession of the Premises under the Prior Lease (except for any alterations which Landlord has expressly permitted Tenant to leave), normal wear and tear excepted, and except for alterations that Tenant has the express right or is otherwise obligated to remove under the provisions of this Lease. Burns, stains, odors, holes or tears of any size or kind in the carpeting, drapery, wall coverings or walls, (in either office or warehouse) among other conditions are considered "above and beyond" normal wear and tear. Tenant shall have the carpets professionally cleaned, and patch and paint all holes in walls. Tenant shall ensure that all doors are in operable condition. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures installed by Tenant and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration or earlier termination of this Lease, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. In Tenant's final Rent payment to Landlord prior to vacating, Tenant shall pay Landlord an additional $50.00 per lock toward the cost of re-keying. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration or earlier termination of this Lease and/or Tenant's right to possession of the Premises, and/or in the event Tenant abandons the Premises. Tenant hereby waives all claims against Landlord resulting from Landlord's retention or disposition of Tenant's personal property as provided hereunder. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property. If Tenant remains in possession of the Premises after expiration or termination of the Term without Landlord's consent, Tenant shall be a tenant at sufferance and owe for each month of the holdover period an amount equal to 150% of the Rent for the last full calendar month of the Term. Tenant shall have no right to notice under Official Code of Georgia Annotated § 44-7-7 of the termination of its tenancy. Tenant shall also be liable to Landlord for all damage, including, without limitation, consequential damages, and any other incidental or consequential loss to the extent Landlord suffers such because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

27. **LIMITATION OF LIABILITY. THE OBLIGATIONS OF LANDLORD UNDER THIS LEASE DO NOT CONSTITUTE PERSONAL OBLIGATIONS OF THE INDIVIDUAL MEMBERS, MANAGERS, DIRECTORS, OFFICERS, OR SHAREHOLDERS OF LANDLORD, AND TENANT SHALL LOOK SOLELY TO THE REAL ESTATE THAT IS THE SUBJECT OF THIS LEASE AND TO NO OTHER ASSETS OF LANDLORD FOR SATISFACTION OF ANY LIABILITY IN RESPECT OF THIS LEASE AND WILL NOT SEEK RECOURSE AGAINST THE INDIVIDUAL MEMBERS, MANAGERS, DIRECTORS, OFFICERS, OR SHAREHOLDERS OF LANDLORD OR ANY OF THEIR PERSONAL ASSETS FOR SUCH SATISFACTION OR FOR ANY DEFICIENCY JUDGMENT SHOULD TENANT BE UNABLE TO SATISFY ANY LIABILITY OWED TO IT. TENANT SHALL NOT NAME OR SERVE ANY INDIVIDUAL MEMBERS, MANAGERS, DIRECTORS, OFFICERS, OR SHAREHOLDERS OF LANDLORD IN ANY PROCEEDING ARISING FROM THIS LEASE. IN NO EVENT SHALL LANDLORD BE LIABLE UNDER THIS LEASE FOR ANY CONSEQUENTIAL, SPECIAL, OR OTHER SIMILAR TYPES OF DAMAGES, INCLUDING, BUT NOT LIMITED TO DAMAGES FROM LOSS OF BUSINESS OR BUSINESS INTERRUPTION, OR PUNITIVE DAMAGES.**

28. **MISCELLANEOUS PROVISIONS.**

a. Time is of the Essence. Time is of the essence of each provision of this Lease.

b. Successors and Assigns. This Lease shall be binding upon, and inure to the benefit of, the heirs, assignees and successors to the parties;

c. Landlord Consent. Any consent required by Landlord under this Lease must be granted in writing, not to be unreasonably withheld. Tenant shall, within fifteen (15) days after Tenant's receipt of an invoice therefor, pay to Landlord all fees and expenses, including, without limitation, legal, engineering, and other consultants' fees and expenses, actually incurred by Landlord in connection with any request by

Tenant for Landlord's consent or approval under this Lease or any request by Tenant that Landlord enter into any document (including, by way of example and not limitation, any waiver or subordination of lien rights in connection with this Lease or the Premises), regardless of whether such request is granted by Landlord.

d. Landlord's Successors. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

e. Joint and Several Liability. It is agreed and understood that each tenant listed on this Lease is individually, personally, jointly, and severally responsible for strict performance of every covenant and condition of this Lease regardless of whether the particular tenant has vacated the Premises.

f. Applicable Law. This Lease is governed by the laws of the State of Georgia, regardless of that state's conflicts provision or choice of law rules. In any action brought under this Lease, Tenant submits to the jurisdiction of the courts of the State of Georgia.

g. No Estate in Land. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant except by Landlord's consent.

h. Confidentiality. Tenant expressly agrees not to disclose any terms, rental information, pricing, or other information regarding this Lease with any other tenants in the Project, or any other person having a relationship to any other tenant in the Project during the Term. The terms of this Lease are confidential. The disclosure of such information without the prior written consent of Landlord may financially harm Landlord and shall be considered an Event of Default, and Landlord shall be entitled to seek all its legally enforceable remedies against the Tenant in the event of such disclosure.

29. **LIENS: CONTRACTORS', MECHANICS' & OTHER:** In the event Tenant contracts for any improvements with an outside third party contractor for goods or services on or in the Premises on Tenant's behalf, and does not pay its contractor in a timely manner such that Landlord receives a lien notice from or on behalf of Tenant's contractor, then Landlord shall have the right in Landlord's sole discretion to charge Tenant an administrative fee up to $5,000.00 for the administrative work involved in managing, monitoring and disposing of the lien. This fee shall be considered Additional Rent, due and payable upon Landlord's written demand. In the event that Landlord receives a pre-lien notice related to Tenant's failure to pay its outstanding debt, Tenant shall provide Landlord with proof of payment of its debt to which the pre-lien notice refers within fourteen (14) days after written notification from Landlord of Landlord's receipt of the pre-lien notice. Failure to do so shall be considered an Event of Default and Landlord shall be entitled to all remedies provided to it under the Lease and applicable law, including a reasonable administrative fee, as determined in Landlord's sole discretion. Under no circumstances should Tenant fail to pay a contractor such that a lien is placed on Landlord's property. Should this occur, this shall be considered an Event of Default and Landlord shall be entitled to all remedies provided to it under the Lease and applicable law. Tenant shall also immediately take any and all necessary steps to clear any liens on Landlord's property caused by Tenant's actions and provide Landlord with written evidence of the lien release.

30. **ENTITY FORMATION/SIGNATORY'S AUTHORITY.** If Tenant is an entity (i.e. a corporation, partnership, LLC, etc.), by executing this Lease, the undersigned individual signing on behalf of Tenant does hereby represent and warrant to Landlord that the Tenant entity is duly formed, in good standing, and registered to conduct business. In the event that the Tenant entity, at any point during the Term, shall cease to be in existence or good standing, or is otherwise unauthorized to lawfully transact business by the state of its formation, the state in which the Premises are located, or any other applicable governmental authority, and Tenant fails to take any and all corrective action to remedy same, and successfully effectuate the remediation of same, within ten (10) days after written notice from Landlord, such failure to cure shall constitute an Event of Default for which Landlord may exercise any and all remedies set forth in Section 20 hereof, at law, or in equity. Further, if Tenant is an entity (i.e. a corporation, partnership, LLC, etc.), each individual executing the Lease on behalf of this entity represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of this entity in accordance with the entity's governing documents, and that the Lease and all of its terms and conditions are binding on the entity.

31. **ACKNOWLEDGMENT OF LANDLORD'S COMPLETION OF WORK.** In the event that Landlord, pursuant to a Work Letter attached to and incorporated into this Lease as an exhibit, shall be obligated to complete any Leasehold Improvements (as the same is defined in any such Work Letter) to the Premises, Tenant agrees that, upon (i) completion of the Leasehold Improvements and (ii) Landlord's request, Tenant shall execute and return to Landlord within five (5) business days after receipt from Landlord a customary "Acceptance of Premises Memorandum" acknowledging Landlord's completion of the Leasehold Improvements. In the event that Tenant shall fail within such five (5) business day period to either (a) return the Tenant-executed Acceptance of Premises Memorandum to Landlord, or (b) notify Landlord in writing that any Leasehold Improvements are not satisfactorily completed, specifying in detail which aspects of the Leasehold Improvements Tenant believes to not be satisfactorily completed, then Tenant shall be deemed to have agreed that Landlord has satisfactorily completed the Leasehold Improvements and has no further obligations related thereto pursuant to the Work Letter.

32. **ENTIRE AGREEMENT.** All prior agreements between Landlord and Tenant are incorporated in this Lease, which together with any exhibits, addenda or amendments, constitutes the entire contract between the parties. This Lease is intended as a final expression of the parties' agreement, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. Any changes to this Lease must be in writing and executed by Landlord and Tenant. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this Lease. Any provision of this Lease that is held to be invalid shall not affect the validity or enforceability of any other provision in this Lease.

33. **FINANCIAL STATEMENTS.** Within ten (10) days of Landlord's request from time to time, Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders. Such financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant. Landlord may deliver any such financial statements to any existing or prospective mortgagee or purchaser of the Project.

34. **COMMISSIONS.** Each party represents that they have not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for Tenant's Broker and Landlord's Broker identified in Paragraph 1, who shall be compensated by Landlord pursuant to a separate agreement. Except for such commission payable by Landlord to the brokers identified in Paragraph 1, Landlord and Tenant hereby indemnify and hold each other harmless from any claim, demand, liability, or cause of action for any brokerage commission, fee, or other similar compensation or cost arising out of the acts of the other party hereto in connection with this Lease or the interest created hereby or any sublease or assignment entered into by Tenant.

35. **USA PATRIOT ACT.** Tenant represents and warrants to Landlord, and agrees, that the entity(ies) or individual(s) constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not and at no time will be (i) in violation of any laws, executive orders or regulations relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list.

36. **GUARANTY OF LEASE**. In order to induce Landlord to enter into this Lease, Tenant's obligations hereunder shall be guaranteed by the Guarantor set forth in the Basic Lease Terms. Simultaneously with Tenant's execution of this Lease, Tenant shall have the Guaranty attached hereto as Exhibit "E" and by this reference made a part hereof (the "Guaranty") executed by Guarantor and shall deliver such executed Guaranty to Landlord simultaneously with Tenant's delivery of the executed Lease to Landlord. Whenever Tenant exercises any extension option, expansion option, right of first offer, right of first opportunity or otherwise takes any action which requires an amendment to this Lease, and when Tenant assigns this Lease, or subleases any portion of the Premises, it shall be a condition to Tenant's right to exercise such right, take such action, assign this Lease or sublease any portion of the Premises that Tenant cause Guarantor to execute a consent and reaffirmation of the Guaranty in form and substance satisfactory to Landlord.

37. **OPTION TO EXTEND.**

a. So long as an Event of Default by Tenant does not exist, Tenant shall have the option to extend the Term of this Lease (the "Extension Option") for one (1) extended term of three (3) years (the "Extension Term") by giving written notice of its election to Landlord no earlier than twelve (12) months and no later than six (6) months prior to the expiration of the Term. The Extension Term shall commence immediately upon the expiration of the Term. If Tenant does not give notice of its election to exercise the Extension Option in a timely manner, the Tenant's rights with respect to the Extension Term shall expire and Tenant shall be conclusively deemed to have waived its right to any Extension Term. If Tenant does timely exercise its option to extend the Term for the Extension Term, it may not thereafter revoke or rescind such exercise.

b. Monthly Base Rent for the Premises for the Extension Term shall be an amount equal to the "Fair Market Value Rent" for the Premises at the time the Extension Term commences. "Fair Market Value Rent" shall mean the fair market Monthly Base Rent (exclusive of Tenant's Proportional Share of Taxes and Project Expenses, and all other Additional Rent described in the Lease) with respect to the full Premises which a tenant would pay upon leasing non-sublease, non-encumbered, non-equity space similar to the space in question in the Project, or if no comparable space is available in the Project, in buildings of comparable quality within the submarket where the Project is located ("Comparable Buildings"), taking into consideration that Tenant is exercising a right to extend the Term, and all other relevant factors, including, without limitation: (i) the aggregate number of rentable square feet then leased by Tenant in the Project; (ii) the length of the lease in question; (iii) the "as-is" condition of the space in question; (iv) any increases or decreases in base rent over the term that are then being included in comparable leases, including adjustments made annually, or on some other periodic basis, or based on changes in consumer price, cost of living, or similar indexes or periodic market adjustments; (v) any tenant concessions then being included (or not included) in comparable leases; (vi) the location and quality of the Project; (vii) the credit standing of Tenant; (viii) the method of payment of taxes and operating expenses by the tenant under comparable leases; (ix) changes in measurement standards for the office space in question; and (x) differences in building rules and regulations between the Project and such Comparable Buildings.

c. Within thirty (30) days after Landlord's receipt of written notice of Tenant's election to exercise its Extension Option, Landlord shall give Tenant a written notice setting forth Landlord's determination of the Monthly Base Rent for the Premises for the Extension Term ("Landlord's Determination"). If Tenant rejects Landlord's Determination, Landlord and Tenant shall negotiate in good faith in an attempt to reach agreement as to the Fair Market Value Rent. If Landlord and Tenant are not able to agree as to the Fair Market Value Rent within sixty (60) days after Landlord's notice to Tenant of Landlord's Determination (the "Negotiation Period"), then Landlord and Tenant shall mutually designate an independent real estate broker or consultant who is MAI certified by the Appraisal Institute and who shall have had at least fifteen (15) years' continuous experience in the business of appraising or managing real estate or acting as a real estate agent or broker in the greater Atlanta, Georgia area (collectively the "Qualifications"), whose determination of Fair Market Value Rent shall be final and binding upon Landlord and Tenant. If Landlord and Tenant shall fail to agree upon the choice of such broker or consultant, as the case may be, within ten (10) days following the expiration of the Negotiation Period, then each party shall select its own real estate broker, or consultant who possesses the Qualifications, and the parties' selected real estate brokers or consultants, as the case may be, shall select a third, independent real estate broker or consultant who possesses the Qualifications. The real estate broker or consultant selected in accordance with this section shall conduct such hearings and investigations as it may deem appropriate and shall, within thirty (30) days

after its designation, determine the Fair Market Value Rent, and that choice by the broker or consultant shall be binding upon Landlord and Tenant, provided that the broker or consultant shall not have the power to add to, modify, or change any of the provisions of the Lease. Each party shall pay its own counsel fees and expenses, if any, in connection with this Paragraph, and the parties shall share equally the expenses and fees of any third real estate broker or consultant retained in accordance with this Paragraph.

d. Landlord shall have no obligation to make any improvements, decorations or alterations to the Premises, other than Landlord's existing obligations under the Lease, and Tenant shall accept the Premises in their then current "as-is" condition as of the commencement of the Extension Term.

e. Upon the determination of the Monthly Base Rent for the Extension Term, Landlord and Tenant, upon the demand of either of them, shall enter into a supplementary agreement or amendment to the Lease to set forth such Monthly Base Rent, the Extension Term and the Lease Expiration Date for such Extension Term, provided that failure to enter into any such agreement shall not affect Tenant's obligation to pay Monthly Base Rent or Tenant's Proportional Share of Taxes and Project Expenses for the Extension Term as determined pursuant to this Paragraph.

f. Except as set forth in this Paragraph, the leasing of the Premises for the Extension Term shall be upon the same terms, covenants, agreements, provisions and conditions of the Lease as are in effect as of the date immediately prior to the commencement of such Extension Term (exclusive of tenant improvement allowances, space planning allowances, refurbishment allowances, other allowances, rent abatements, and other concessions). Tenant shall have no option to renew or extend the Lease beyond the expiration of the Extension Term.

g. Any termination, cancellation or surrender of the Lease shall terminate the Extension Option with respect to the portion of the Premises for which the Lease is terminated, canceled or surrendered. The Extension Option provided to Tenant herein is for the exclusive benefit of Tenant and shall terminate upon the sublease of all or any portion of the Premises or upon the assignment of the Lease.

h. Time shall be of the essence with respect to the exercise by Tenant of its rights under the Extension Option granted in this Paragraph.

38. **HVAC RESERVE.** Following the Lease Execution Date, Landlord shall provide Tenant an allowance of up to $50,000.00 (the "HVAC Reserve"), which HVAC Reserve will be paid to Tenant for Tenant's actual out-of-pocket expenses for improvements to HVAC systems ("HVAC Improvements"), within 30 days following: (a) completion of such HVAC Improvements, (b) Landlord's receipt of Tenant's invoice substantiating the costs related thereto, (c) Landlord's receipt of final lien waivers from all contractors and subcontractors who did work on such HVAC Improvements; and (d) Landlord's receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such HVAC Improvements. The HVAC Reserve will be reduced by any consulting or architectural fees actually incurred by Landlord; governmental fees and charges for required permits, plan checks, and inspections for HVAC Improvements; and charges of Landlord's professionals for review of plans and monitoring of construction or installation of HVAC Improvements. Landlord shall be under no obligation to pay for any alterations or HVAC Improvements to the Premises in excess of the HVAC Reserve. Such HVAC Improvements hereunder shall be deemed alterations for purposes of the Lease, and, therefore, shall be governed by this Section and, further, shall be subject to Landlord's approval of the plans and specifications related thereto. Landlord's approval of any plans and specifications submitted by Tenant is not intended and shall not be deemed to constitute a representation, warranty or assurance of any kind that such plans and specifications and HVAC Improvements shown thereon comply with applicable laws or that the same are structurally sound and Tenant shall be solely responsible for causing such compliance and for the quality and structural integrity of the HVAC Improvements and Tenant acknowledges that it is not relying on Landlord for the same. Tenant, Tenant's workmen and contractors, if any, for Tenant's construction of the HVAC Improvements shall work in harmony with and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors, and shall not impede with the completion of the Additional Repairs, or the progress thereof.

39. **ELECTRICAL RESERVE.** Following the Lease Execution Date, Landlord shall provide Tenant an allowance of up to $200,000.00 (the "Electrical Reserve"), which Electrical Reserve will be paid to Tenant for Tenant's actual out-of-pocket expenses for repairs, maintenance, and improvements (labor and equipment, including inventoried replacement parts and equipment to the extent acquired on the reasonable and good faith recommendation of a licensed electrical contractor) to electrical switch gears serving the Property ("Switch Gears"), within 30 days following: (a) completion of such Switch Gears, (b) Landlord's receipt of Tenant's invoice substantiating the costs related thereto, (c) Landlord's receipt of final lien waivers from all contractors and subcontractors who did work on such Switch Gears; and (d) Landlord's receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Switch Gears. The Electrical Reserve will be reduced by any third party arms-length consulting or architectural fees actually incurred by Landlord to assess the viability of any proposed work related to the Switch Gears; governmental fees and actually incurred charges for required permits, plan checks, and inspections for Switch Gears; and actually incurred charges of Landlord's third party arms-length professionals for review of plans and monitoring of construction or installation of Switch Gears. Landlord shall be under no obligation to pay for any alterations or Switch Gears to the Premises in excess of the Electrical Reserve. Such Switch Gears hereunder shall be deemed alterations for purposes of the Lease, and, therefore, shall be governed by this Section and, further, shall be subject to Landlord's approval of the plans and specifications related thereto. Landlord's approval of any plans and specifications submitted by Tenant is not intended and shall not be deemed to constitute a representation, warranty or assurance of any kind that such plans and specifications and Switch Gears shown thereon comply with applicable laws or that the same are structurally sound and Tenant shall be solely responsible for causing such compliance and for the quality and structural integrity of the Switch Gears and Tenant acknowledges that it is not relying on Landlord for the same. Tenant, Tenant's workmen and contractors, if any, for Tenant's construction of the Switch Gears shall work in harmony with and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors, and shall not impede with the completion of the Additional Repairs, or the progress thereof. In the event any inventoried parts and equipment are not used or installed, to the extent Landlord has

reimbursed Tenant therefor from the Electrical Reserve, such parts and equipment shall be the property of Landlord and surrendered with the Premises at the end of the Term.

40. **ADDITIONAL EXHIBITS:** Additional exhibits lettered A through E are attached hereto and by this reference made a part hereof.

Signatures on the following page

The parties hereto have executed this Lease on the dates specified below.

LANDLORD:

BPVIF V HOLDINGS 5, LLC,
a Delaware limited liability company

DocuSigned by:
By: Sohrab Saidi
Name: Sohrab Saidi
Its: Authorized Agent
DATE: 11/7/2025

TENANT:

ONE UP INNOVATIONS, INC.,
a Georgia corporation

DocuSigned by:
By: Louis S. Friedman
Name: Louis S. Friedman
Its: CEO
DATE: 11/7/2025

Online payment preferred and available through: www.berkeleypartners.com

All checks made payable to:

BPVIF V Holdings 5, LLC
P.O. BOX 209366
AUSTIN, TX 78720

EXHIBIT "A"
TAXES AND PROJECT EXPENSES

Tenant shall pay Landlord, as Additional Rent, an amount equal to Tenant's Proportional Share of Taxes and Project Expenses, as defined below.

a. "Taxes" shall mean all federal, state, county and local governmental, special district, improvement district, municipal or other subdivision taxes, fees, levies, assessments, charges or other impositions of every kind, whether foreseen or not, general, special, ordinary or extraordinary (unless required to be paid by directly by Tenant under pursuant to the Lease), related to the Project, including, without limitation, real estate and other ad valorem taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer taxes, trash removal and landfill taxes, taxes based on the receipt of Rent, and personal property taxes imposed on any personal property used in connection with the Project which Landlord shall be required to pay in any calendar year during the Term. Tenant shall pay any increase in Taxes whether the increase is a result of an increase in the assessment or valuation of the Project based on a sale, change in ownership, refinancing of the Project, or otherwise, increase in any tax rate, reduction or elimination of any tax deductions available under current law, reduction, elimination, invalidity or withdrawal of any tax abatement, or for any other reason whatsoever. In addition, Landlord may include in Taxes any actual expenses incurred by it in attempting to protest, reduce or minimize Taxes, including fees for attorneys, consultants, appraisers, and other experts, in the calendar year such expenses are paid.

b. "Project Expenses" shall mean all expenses, costs and amounts of every kind which Landlord shall pay during any calendar year of the Term in connection with any aspect of the management, maintenance, repair, replacement, insurance or operation of the Project; or attributable to the Project, including, without limitation, any amount paid for: (1) utilities, including electricity, gas, water and sewer; (2) permits, licenses, certificates and costs of complying with any legal requirements, necessary to operate and manage the Project; (3) all types and manners of insurance applicable to the Project; (4) supplies, materials, tools, equipment, machinery and vehicles, including rental costs and amortization charges, used in the operation, management, repair, maintenance, security, cleaning and all other services for the Project; (5) accounting, legal, management, consulting and inspections; (6) wages, salaries, bonuses, commissions, and any other form of compensation or benefit paid for any manager, personnel and other persons involved in the operation, maintenance or security of the Project, and all related employer's Social Security taxes, unemployment taxes or insurance, workers' compensation premiums, and any other taxes that may be levied on such wages, salaries, commissions, compensation; (7) payments under any agreement, easement, covenant, declaration relating to the Project or its development; (8) alarm monitoring and security services, janitorial service, trash removal, and snow and ice removal to the extent performed by or on behalf of Landlord (Tenant having the right to directly contract for such items with contractors approved by Landlord); (9) parking charges resulting from any law, regulation or guideline; (10) obtaining, providing and operating public transportation or shuttle bus service to and from the Project; (11) intentionally omitted; (12) appropriate reserves for operation, maintenance and repair of the Project and for uninsured portions, including deductibles, of casualty damage and general liability claims relating to the Project; (13) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of all aspects of the Project, including, all fixtures and equipment used in connection with it; (14) capital expenditures made primarily to reduce Project Expenses, to comply with any law or governmental regulations, or for repair or replacement work; and (15) an amount equal to fifteen percent (15%) of all of the foregoing expenses other than Taxes and insurance, for Landlord's general overhead, which shall be in addition to any management fee or compensation paid to any manager or management company. The items set forth in this paragraph are listed for definitional purposes only and shall not be construed to impose any obligation on Landlord to incur any given expense. Landlord reserves the right to determine and bill Tenant's Proportional Share of insurance costs relating to the Project separately from other Project Expenses.

c. "Tenant's Proportional Share" shall be a fraction equal to the square footage of the Premises as set forth in the Lease, divided by the total square footage of all rentable floor space in the Project; provided, however, that Landlord may, at its option, exclude from such total floor space of the Project any portion of the Project (1) not occupied and open for business during all or a any part of the subject year, (2) leased to or used by tenants occupying more than 10,000 square feet of rentable area in the Project where such tenants are not required to pay a full pro-rata share of Project Expenses or Taxes, as the case may be, pursuant to a lease or other agreement with Landlord, and (3) with respect to Taxes, any area of the Project for which a separate tax bill is received and which is the sole responsibility of another party pursuant to a lease or other agreement with Landlord. Landlord shall deduct from Project Expenses or Taxes, as the case may be, any amount received from any excluded party for Project Expenses or Taxes. Taxes and Project Expenses shall be paid in the following manner:

1. Landlord may reasonably estimate in advance the amount Tenant shall owe for Taxes and Project Expenses for any full or partial year of the Term. In such case, Tenant shall pay this estimated amount, on a monthly basis, on or before the first day of each month, together with the Monthly Base Rent set forth in the Lease. Landlord may revise this estimate at any time by delivering notice of this revision to Tenant. In such case, Tenant's payments will be adjusted accordingly.

2. Within ninety (90) days after the end of the calendar year, or as soon thereafter as reasonably practical, and upon request by Tenant, Landlord shall provide a statement ("Statement") to Tenant showing (1) the amount of actual Taxes and Project Expenses for that calendar year, (2) the amount paid on an estimated basis by Tenant toward Taxes and Project Expenses during the calendar year, and (3) any revised estimate of Tenant's obligations for Taxes and Project Expenses for the current calendar year.

3. If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Project Expenses for that year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for Taxes and/or Project Expenses for the current calendar year, Tenant shall pay the difference between the new and old estimates for the period from

January 1st of the current calendar year through the month in which the Statement is sent to Tenant. Tenant shall make such payment(s) within thirty (30) days after Landlord sends the Statement.

4. Any tax refund shall be deducted from Taxes in the year the refund is received by Landlord. If Taxes for any period during the Term, or an extension thereof, are, for any reason whatsoever, increased after payment by Landlord, Tenant shall pay Tenant's Proportional Share of this difference within thirty (30) days after Landlord sends Tenant an invoice for the amount due.

5. If the Statement shows that Tenant's estimated payments of Taxes and/or Project Expenses exceeded the actual amount due from Tenant, Tenant shall receive a credit for the difference against the estimated payment(s) next due. If the Term, as extended, has expired and no Rent, or other money, is due, Landlord shall refund the difference within thirty (30) days after Landlord sends the Statement to Tenant.

6. Landlord shall have the right to change the manner and/or timing of these payments. In lieu of providing one statement covering both Taxes and Project Expenses, Landlord may provide separate statements at the same or at different times. No delay by Landlord in providing any statement shall be deemed a default by Landlord or a waiver of its right to require payment by Tenant of Tenant's Proportional Share of actual or estimated Taxes and Project Expenses.

7. Unless Tenant objects to a given Statement by delivering a written notice to Landlord stating the basis for such objection no later than thirty (30) days after Landlord sends the Statement to Tenant, the Statement shall be considered final and binding on Tenant. If Tenant objects to any item contained in a Statement, Landlord may refer the matter to an independent certified public accountant (whose compensation is not contingent on the outcome of the matter) whose certification of the amount due from Tenant shall be final and binding on both Landlord and Tenant. Tenant shall pay the cost of such certification unless the certification determines that Tenant was over-billed by more than fifteen percent (15%). Pending resolution of any objection, Tenant shall continue paying Tenant's Proportional Share of Taxes and Project Expenses in the amounts determined by Landlord, subject to adjustment after the objection is resolved.

8. In no event shall the Project Expenses for the Premises payable hereunder for any calendar year increase (on an annual basis) by more than five percent (5%) on a cumulative and compounding basis, over the Project Expenses payable during the immediately preceding calendar year, provided, however, such limitation shall not apply to Uncontrollable Costs (as hereinafter defined). For purposes of this Lease, "Uncontrollable Costs" shall mean all costs incurred by Landlord with respect to snow removal expenses, insurance costs, utilities, and Taxes.

EXHIBIT "B"
PROJECT RULES AND REGULATIONS

1. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how the telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephone, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

2. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project and/or Premises without Landlord's prior written consent, which consent shall be in Landlord's sole discretion.

3. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule. Tenant will refer all contractors, contractors' representatives, and installation technicians rendering any service on or to the Premises to Landlord for approval and supervision before performing any contractual service. This provision shall apply to all work in the Project, including installation of telephones, telegraph equipment, security systems, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, doors, windows, ceilings, equipment, or other physical portion of the Premises or Project.

4. No cooking shall be done or permitted on the Premises, except those Landlord-approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided such equipment and use is in accordance with all applicable Project Rules and Regulations.

5. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Project. Forklifts which operate on asphalt areas shall only use such tires that do not damage asphalt.

6. Tenant shall not place, install, or operate on the Premises or in any part of the Project any machine, equipment, or stove, or conduct mechanical operations, or place or use in or about the Premises any explosive, flammable, caustic, noxious, or hazardous material without the prior-written consent of Landlord.

7. Tenant shall not use the name of the Project or any photograph or other likeness of the Project in connection with or in promoting or advertising Tenant's business except that Tenant may include the Project name in Tenant's address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Project and/or Premises.

8. All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

9. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority having jurisdiction over the Premises.

10. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord's prior written consent.

12. No person shall go on the roof without Landlord's permission.

13. Tenant shall not permit any animal, other than certified service animals, to be brought or kept in or about the Premises without Landlord's prior written permission.

14. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

15. These Project Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project. Landlord may waive any one or more of these Project Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Project Rules and Regulations for any or all tenants.

16. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order in and about the Project. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

17. Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

18. Canvassing, soliciting, distribution of handbills or any other written material in the Project is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Project without the written consent of Landlord.

19. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Project or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Project shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

20. Driveways, sidewalks, halls, passages, exits, entrances and stairways ("Access Areas") shall not be obstructed or used for any purpose other than for ingress to and egress from the Premises. Access Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgement of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Project or its tenants.

21. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials, or goods must be stored within the Premises and not in any areas, including, but not limited to, exterior dock platforms, against the exterior of the Project clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

22. Smoking, including the use of vapor products, is expressly prohibited in the Premises.

23. Tenant shall not cause or permit any objectionable or offensive odors to be emitted from the Premises.

EXHIBIT "C"
PARKING RULES AND REGULATIONS

1. Tenant and Tenant's customers, suppliers, employees and invitees shall be entitled to use parking spaces, for the use of motor vehicles only, free and in-common with other tenants.
2. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car.
3. Parking spaces shall be for working, registered passenger vehicles only; no boats, trucks, trailers, recreational vehicles, storage trailers or "PODS" inoperative vehicles, or other types of vehicles may be parked in the parking areas (except that trucks may be loaded and unloaded in designated loading areas). Vehicles in violation shall be subject to tow-away without notice at vehicle owner's sole expense.
4. Except as expressly provided in the Lease, vehicles parked on the Project overnight without prior written consent of Landlord shall be deemed abandoned and shall be subject to tow-away without notice at vehicle owner's sole expense.
5. No parking is permitted in designated visitor or reserved parking areas or prohibited parking areas at the Project, and any parking in violation of this rule shall be subject to tow-away at the vehicle owner's expense.
6. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services, unless otherwise approved or furnished by Landlord.
7. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate number of vehicles owned or operated by its employees or agents.
8. Cars must be parked entirely within painted stall lines.
9. All directional signs and arrows must be observed.
10. All posted speed limits for the parking areas shall be observed. If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.
11. Parking is prohibited
    a. In areas not striped for parking;
    b. In aisles;
    c. Where "no parking" signs are posted;
    d. On ramps; and
    e. In other such areas as may be designated by Landlord, from time to time.
12. Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.
13. Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons is assumed by the parker.
14. Parking spaces are for the express purpose of parking one automobile per space. Washing, waxing, cleaning, or servicing of any vehicle by the parker, and/or such person's agents is prohibited.
15. Tenant's parking may not impede ingress or egress within the Project, interfere with other tenants' use of their leased premises, nor encroach within any fire lanes. Tenant shall not have the right to lease or otherwise re-assign the parking spaces on the Project.
16. All parking is solely at Tenant's risk. Tenant hereby agrees to release, indemnify and hold Landlord harmless from any and all liability for damage or loss to the cars or the contents thereof.
17. Tenant shall acquaint its employees, agents, visitors or representatives with the Parking Rules and Regulations as set forth herein, as they may be in effect from time to time.
18. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant's guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner's expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

EXHIBIT "D"
WORK LETTER

ARTICLE 1
DEFINITIONS

1.01 "Approved Construction Drawings" means the Construction Drawings approved by Landlord pursuant to the process set forth in Article 2 below.

1.02 "Approved Space Plan" means the Space Plan approved by Landlord pursuant to the process set forth in Article 2 below.

1.03 "Building Standard" means the quantity and quality of materials, finishes, and workmanship from time to time specified as such by Landlord for the Project, in its discretion.

1.04 "Change Order" means any change, modification or addition to the Approved Construction Drawings.

1.05 "Construction Drawings" means: (a) detailed architectural drawings and specifications for Tenant's partition plan, demolition plan, reflected ceiling plan, power, communication and telephone plan (location of data and telephone outlets with pull boxes only), electrical outlets, finish plan, elevations, details and sections; and (b) mechanical, electrical, plumbing and lighting plans and specifications where necessary for installation to Premises systems.

1.06 "Contractor" means the contractor selected under Section 4.01(c) below and approved by Landlord.

1.07 "Existing Improvements" means those portions of the Premises which were in existence prior to the date of Landlord's execution of this Lease.

1.08 "Landlord's Work" means the work to be provided by Landlord under Section 3.03 below, if any.

1.09 "Leasehold Improvements" means the aggregate of Landlord's Work and Tenant's Work.

1.10 "Space Plan" means a preliminary architectural drawing showing all demising walls, corridors, entrances, exits, doors and interior partitions.

1.11 "Space Planner" means ____________________ (if blank, then Landlord's architect).

1.12 "Tenant Expenditure Authorization" refers to the certified report required by Section 4.02(c) below.

1.13 "Tenant Improvement Allowance" means the allowance of $247,000.00, to be provided by Landlord as set forth in Section 3.01 below.

1.14 "Tenant's Representative" means [____________________], who Tenant has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Landlord, has full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant's Representative is authorized to execute and deliver on behalf of Tenant any and all documents required by this Work Letter and the Acceptance of Premises Memorandum required by the Lease. Tenant hereby warrants and represents to Landlord that Tenant's Representative has all of the requisite power and authority to execute and deliver such documents and that Tenant shall be bound by the execution of such documents on behalf of Tenant by Tenant's Representative.

1.15 "Tenant's Work" means all items which are supplied, constructed, installed, and finished by Tenant, as provided in this Work Letter, including but not limited to any subsequent Change Orders.

ARTICLE 2
DEVELOPMENT OF CONSTRUCTION DRAWINGS

2.01 Space Plan. Tenant shall cause the Space Planner to submit the Space Plan to Landlord for Landlord's review and approval on or before five (5) days following Lease execution. After Landlord receives the Space Plan, Landlord shall, in its sole but reasonable discretion, approve or disapprove the Space Plan. If Landlord disapproves the Space Plan, Landlord shall return the Space Plan to Tenant, along with a statement setting forth the grounds for the disapproval. In such event, Tenant shall make such changes as are necessary in order to make the Space Plan acceptable to Landlord and shall then re-submit the revised Space Plan to Landlord. This procedure shall be repeated until Landlord has delivered to Tenant written approval of the Space Plan. When approved by Landlord, the Space Plan shall be deemed to be the Approved Space Plan.

2.02 Construction Drawings; Bids.

(a) Upon receipt of the Approved Space Plan, Tenant shall direct the Space Planner to begin preparation of Construction Drawings and shall submit Construction Drawings to Landlord for Landlord's approval or disapproval. After its receipt of such documents, Landlord shall notify Tenant in writing of its approval or disapproval, stating in reasonable detail the reasons for any disapproval.

(b) If Landlord disapproves the Construction Drawings, Tenant shall then resubmit revised Construction Drawings to Landlord and Landlord shall approve or disapprove the revised Construction Drawings, stating in reasonable detail the reasons for any disapproval.

(c) The foregoing process shall be repeated as many times as are necessary in order to obtain Construction Drawings which are approved by Landlord. When approved by Landlord, the Construction Drawings shall be deemed to be the Approved Construction Drawings.

2.03 Change Orders.

(a) All changes requested by Tenant to the Space Plan or Construction Drawings shall require Landlord's prior written consent, not to be unreasonably withheld. Any Contractor-initiated Change Order must be reviewed and approved by Landlord and Tenant, which review and approval will not be unreasonably withheld.

(b) All revised or additional Construction Drawings are subject to Landlord's prior review and written approval. If and when approved by Landlord, such revised or additional Construction Drawings shall be deemed to be a part of the Approved Construction Drawings.

2.04 Legal Requirements. All design, construction and installation shall conform to the requirements of the Lease, including, but not limited to, Paragraph 13 thereof, and all applicable laws. Tenant agrees that any review or approval by Landlord of the Space Plan or the Construction Drawings is solely for Landlord's benefit, and without any representation, warranty or liability whatsoever to Tenant or any other person with respect to the adequacy, correctness or sufficiency thereof, or otherwise. The approval by Landlord of the Approved Space Plan and the Approved Construction Drawings shall not in any way be deemed to be an agreement or certification by Landlord that the work contemplated thereby complies with applicable laws or that the Approved Space Plan or the Approved Construction Drawings will be approved by governmental agencies having jurisdiction there over. Tenant and the Space Planner shall be solely responsible for the compliance of the design shown on the Approved Space Plan and the Approved Construction Drawings with applicable laws.

2.05 Field Verification. Space Planner shall verify at the job site all dimensions, locations and structural members and any physical conditions affecting the Construction Drawings.

ARTICLE 3
LANDLORD'S OBLIGATIONS

3.01 Tenant Improvement Allowance. After final completion of Tenant's Work and upon compliance with the requirements of this Work Letter, Landlord shall reimburse Tenant for Tenant's Construction Costs (to the extent of the Tenant Improvement Allowance). The Tenant Improvement Allowance must be used only for Tenant's actual out-of-pocket costs (hard and soft) of constructing Tenant's Work. Except as may be expressly provided in the Lease, no portion of the Tenant Improvement Allowance shall be used to reimburse the cost of any furniture, fixtures, equipment, telephone or data cabling or other similar non-construction items, and all such items shall be at Tenant's sole cost and expense. The cost of all improvements required by the Approved Construction Drawings from concrete slab to concrete deck shall be included within Tenant's Construction Costs. Any unused portion of the Tenant Improvement Allowance, if not requested by Tenant prior to the last day of the twelfth (12th) full calendar month following the Lease Execution Date shall become the property of Landlord, and Tenant shall have no right thereto.

3.02 Intentionally Omitted.

3.03 Condition of Premises and Existing Improvements. Landlord shall deliver the Premises and Existing Improvements to Tenant and Tenant shall accept the Premises and Existing Improvements from Landlord in their presently existing, "as-is" condition.

3.04 Commencement of Construction. Landlord shall have no obligation to allow commencement of construction or installation of Tenant's Work in the Premises until:

(a) Tenant has delivered to Landlord the Approved Construction Drawings, initialed by Tenant's Representative and Landlord;

(b) Landlord has received from Tenant payment of all Rent then due under the Lease;

(c) Landlord has received the copies of insurance policies and insurance certificates required by Section 4.04(b) hereof;

(d) Tenant and/or Contractor has obtained all necessary building permits and provided copies thereof to Landlord; and

(e) Landlord has received the payment and performance bond required by Section 4.01(c) hereof.

ARTICLE 4
TENANT'S OBLIGATIONS

4.01 Tenant's Work; Coordination.

(a) Tenant shall be responsible for having all of Tenant's Work performed.

(b) All work and materials required under the Approved Construction Drawings, including all materials, finishes and workmanship shall be equal to, or of a quality superior to, Building Standard. Tenant's Work shall be diligently performed in a good and workmanlike manner and in accordance with good construction practice, using new materials and equipment, in accordance with the Approved Construction Drawings and applicable laws. No fixtures, materials or equipment shall be incorporated in the Premises or used in connection with the performance of Tenant's Work which are subject to any security interest, lien, charge, mortgage or other encumbrance.

(c) Tenant shall select a contractor from Landlord's approved list (or any other contractor, if approved in advance by Landlord), and such Contractor shall construct Tenant's Work. Unless otherwise agreed in writing by Landlord and Tenant, all work involved in the construction and installation of Tenant's Work shall be carried out by Contractor under a direct contract with Tenant. If Tenant wishes to engage any additional contractor other than Contractor to perform Tenant's Work, any such engagement shall be subject to Landlord's prior written approval. Only subcontractors on Landlord's approved list may be used for mechanical, electrical, plumbing and life-safety systems work. Contractor shall obtain a payment and performance bond issued by a surety company satisfactory to Landlord and naming Landlord, and any mortgagee of Landlord, as additional obligees.

(d) Tenant shall cause Contractor to comply with the rules and regulations of the Project applicable to contractors, as specified by Landlord from time to time in its discretion.

(e) Only with Landlord's express written permission and under direct supervision of Landlord shall Tenant, Contractor or Tenant's agents alter, modify or in any manner disturb any branch systems that serve only the Premises. In the event any of Tenant's Work requires or gives rise to governmentally required changes to any structural portions of the Premises, then Landlord shall make such changes at Tenant's sole cost and expense.

(f) Notwithstanding anything to the contrary set forth herein, Tenant does hereby waive all claims against Landlord for damage to any property or injury to, or death of any person in, on or about the Premises arising out of or in any way related to the construction of Tenant's Work in the Premises by Contractor, unless solely caused by, or solely resulting from, the gross negligence or willful misconduct of Landlord, its agents, servants, employees, representatives or contractors, and then only if such damage, injury, death or loss is not covered by insurance of the type required to be carried by Tenant or its Contractor under this Lease. Tenant shall, and hereby does agree to, indemnify, defend and hold Landlord harmless from and against any and all claims, causes of action, damages, costs and expenses arising out of the performance of Tenant's Work, including, but without limitation, personal injury or property damage, the imposition of any lien against the Premises and matters arising out of the failure of Tenant's Work to comply with applicable laws.

4.02 Tenant's Construction Costs.

(a) The term "Tenant's Construction Costs" shall mean the total of the actual costs of all work done or caused to be done by Tenant, the Space Planner, any engineers and by its contractors, suppliers and work forces (including, without limitation, Contractor) for materials and labor in connection with the performance of Tenant's Work, costs associated with documentation, registration and certification, and all actual costs incurred by Tenant in completing the Premises for its occupancy.

(b) Landlord shall reimburse Tenant following commencement of Tenant's business operations in the Premises and final completion of Tenant's Work as follows: Landlord shall reimburse Tenant for all of Tenant's Construction Costs in an amount up to the amount of the Tenant Improvement Allowance. Tenant shall bear the balance, if any, of Tenant's Construction Costs. Reimbursement of Tenant's Construction Costs shall be made by Landlord pursuant to the remaining provisions of this Article 4 (up to an amount equal to the Tenant Improvement Allowance).

(c) The term "Tenant Expenditure Authorization" shall mean a report certified by Tenant setting forth: (1) a computation of the total of Tenant's Construction Costs (with a separate line item for payments to Space Planner); and (2) the amount payable by Landlord to Tenant, which amount shall not exceed the Tenant Improvement Allowance. The Tenant Expenditure Authorization shall be accompanied, to the extent applicable to the costs set forth on the Tenant Expenditure Authorization, by: (i) an AIA Completion Certificate executed by Contractor, and an AIA Document G702 form executed by the Space Planner, both in form and substance reasonably satisfactory to Landlord; (ii) a copy of the final Certificate of Occupancy for the Premises, or such other certificate of occupancy as will permit Tenant to occupy and use the Premises; (iii) an affidavit or certificate executed by the Space Planner that Tenant's Work is complete and is in accordance with the Approved Construction Drawings and applicable laws; (iv) a Final Contractor's Affidavit from Contractor, in a form satisfactory to Landlord, and meeting the requirements of the laws of the State of Georgia, to extinguish all lien rights in connection with Tenant's Work; and (v) final lien waivers from the Space Planner and all subcontractors, materialmen, and engineers. In addition, the Tenant Expenditure Authorization shall be accompanied by a set of scaled and dimensioned, "as-built" plans for Tenant's Work, certified by the Space Planner, prepared on an Auto CAD Computer Assisted Drafting and Design System (or such other system as Landlord may accept), using naming conventions issued by the American Institute of Architects (or such other naming conventions as Landlord may accept), and a CD of such as-built plans translated in DXF format (or any other format acceptable to Landlord). The Tenant Expenditure Authorization and other required items shall be submitted directly to Landlord.

(d) Upon receipt of the Tenant Expenditure Authorization and all other required materials, Landlord shall reimburse Tenant, or pay directly to Contractor or any other party, if so directed by Tenant, the amount due from Landlord in respect of the Tenant Expenditure Authorization pursuant to Section 4.02(c) above within thirty (30) days after Landlord's receipt thereof. Landlord's sole obligation shall be to pay the amount due to Tenant or the person designated by Tenant for payment and Landlord shall have no liability for any mistakes or errors committed by Tenant in designating the person to receive such payment or the amount of such payment. Landlord shall not be obligated to disburse the amount requested by Tenant in its Tenant Expenditure Authorization until Tenant delivers to Landlord the Tenant Expenditure Authorization accompanied by the items listed in Section 4.02(c) above.

(e) The Tenant Expenditure Authorization shall be subject to verification by Landlord (who shall have access to Tenant's books and records in respect thereof for such purpose) and correction, if necessary, without either party being prejudiced by any payments made hereunder (whether during the course of Tenant's Work or upon completion).

(f) Tenant agrees that in the event it fails to make any payment required in this Work Letter in a timely manner, or fails to obtain the final lien waivers and Contractor's Final Contractor's Affidavit required under this Article 4, Landlord, in addition to any and all other remedies allowed to Landlord by law or in equity, shall have the same rights and remedies against Tenant as in the case of an Event of Default in payment of Rent under the Lease. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default under the Lease or this Work Letter has occurred at any time on or before the substantial completion of the Leasehold Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Leasehold Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Leasehold Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such Event of Default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Leasehold Improvements caused by such inaction by Landlord).

4.03 Warranties and Guaranties. The Contractor and any subcontractors participating in Tenant's Work shall guarantee that their work shall be free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practice, but in no

event for less than one (1) year after the acceptance of Tenant's Work by Tenant. The foregoing guarantees of the Contractor and any subcontractors shall include the obligation to repair or replace in a thoroughly first-class and workmanlike manner, and without any additional charge, all defects in workmanship and materials. All warranties or guarantees as to materials or workmanship on or with respect to Tenant's Work shall be contained in the contracts and subcontracts for performance of Tenant's Work and shall be written so that they shall inure to the benefit of Landlord and Tenant as their respective interests may appear. Such warranties and guarantees shall be so written that they can be directly enforced by either Landlord or Tenant and Tenant shall give to Landlord any assignment or other assurance necessary to effectuate the same.

4.04 General Provisions.

(a) This Work Letter shall not be deemed applicable to:

(1) any space which is subsequently added to the original Premises under the Lease, whether by any option or right under the Lease, including expansion options, rights of first offer and rights of first opportunity, or otherwise; or

(2) any portion of the Premises or any additions thereto in the event of a renewal or extension of the Term of the Lease, whether by any option or right under the Lease, including extension or renewal options, or otherwise, unless expressly provided in the Lease or any amendment thereto.

(b) Tenant shall carry, or shall cause the Contractor to carry, as applicable, the following insurance policies:

(1) Commercial General Liability Insurance (in type and amount equal to that required by Paragraph 16 of the Lease). Contractor shall, prior to commencement of construction or installation of Tenant's Work or entering the Premises, and thereafter upon the request of Landlord, furnish Landlord with certificates evidencing such insurance which certificates shall be in a form reasonably acceptable to Landlord and shall, among other things, evidence and provide that Landlord, Landlord's asset manager and property manager and any mortgagee are named as additional insureds using form CG 20 10 (10/01) and evidencing Products/Completed Operations coverage using form CG 20 37 (10/01) and provide that such insurance policies shall not be changed, modified, terminated or canceled unless the insurer shall have first provided not less than thirty (30) days' prior written notice to Landlord, Landlord's asset manager and property manager and any mortgagee.

(2) Builder's risk insurance (written on a completed value basis and not on a reporting form basis), in an amount equal to the full replacement cost of the Leasehold Improvements. Such insurance shall contain an acknowledgment by the insurance company that its rights of subrogation have been waived and an endorsement stating that "permission is granted to complete and occupy." Such insurance shall not provide for a deductible in excess of $10,000.00.

(3) Worker's compensation and employer's liability insurance (in type and amount equal to that required by Paragraph 16 of the Lease).

(c) All such insurance shall be carried throughout the period of construction of Tenant's Work. Such insurance shall, to the extent permitted by law, name Landlord, Landlord's asset manager and property manager and mortgagee as additional insureds and provide for thirty (30) days' prior written notice to Landlord and its asset and property managers before any modification or termination of such insurance. All such coverages shall be maintained with companies meeting the requirements of Paragraph 16 of the Lease. Prior to the commencement of Tenant's Work, Tenant shall deliver copies of policies and original certificates of insurance evidencing such coverage to Landlord. Notwithstanding anything to the contrary in the Lease, Tenant, at Tenant's sole cost and expense, shall repair and restore any damage to or destruction of Tenant's Work by fire or other casualty occurring prior to the completion of Tenant's Work.

(d) Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of Tenant's Work (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate commencement notices and/or notices of non-responsibility, as permitted or required under the laws of the State of Georgia.

4.05 Supervision; Delay. It is further acknowledged and agreed by Tenant that Tenant shall be solely responsible for the supervision and direction of Contractor in connection with Tenant's Work and that no delay in completion of Tenant's Work shall be the responsibility of Landlord. Accordingly, Tenant shall remain obligated to begin paying Rent on the Commencement Date strictly in accordance with the provisions of the Lease.

EXHIBIT "E"
GUARANTY

THIS GUARANTY (the "Guaranty") made and entered into this ________ day of ______________, 2025, by LUVU BRANDS, INC., a Florida corporation ("Guarantor"), to and for the benefit of BPVIF V HOLDINGS 5, LLC, a Delaware limited liability company ("Landlord").

RECITALS:

A. Landlord and One Up Innovations, Inc., a Georgia corporation as Tenant (together with its successors and assigns, the "Tenant"), propose to enter into that certain Commercial Lease dated of even date herewith (the "Lease") pursuant to which Tenant will lease approximately 133,200 rentable square feet and being all of 2745 Bankers Industrial Drive, Atlanta, Georgia 30360 (the "Premises"), for a term (exclusive of any renewals) of approximately forty (40) months.

B. Guarantor, as the parent company of Tenant, is desirous that Landlord make and enter into the Lease with Tenant.

C. Landlord requires as a condition to its execution of the Lease that Guarantor guarantees the full performance of the obligations of Tenant under the Lease.

NOW, THEREFORE, for and in consideration of Ten and No/100ths Dollars ($10.00), and for other good and valuable consideration, the receipt, adequacy and sufficiency of all of which are hereby acknowledged by Guarantor, and to induce Landlord to enter into the Lease with Tenant, Guarantor does hereby agree as follows:

1. Guaranty. Guarantor hereby unconditionally guarantees: (a) the full, faithful and punctual performance of each and all of the terms, covenants, agreements and conditions of the Lease to be kept and performed by Tenant, in accordance with and within the time prescribed by the Lease (such terms, covenants, agreements and conditions are hereinafter collectively referred to as the "Covenants"); (b) the full and punctual payment and discharge of all Monthly Base Rent, Additional Rent, any Security Deposit, and all other sums of money, charges and liabilities due Landlord under the Lease (including any interest and late charges thereon) (such Monthly Base Rent, Additional Rent, Security Deposit, sums, charges, liabilities and interest are hereinafter sometimes collectively referred to as the "Rent"); and (c) all costs, expenses and damages suffered or incurred by Landlord as a result of or instant to any default or breach by Tenant under the Lease, including, without limitation, attorneys' fees in the amount of fifteen percent (15%) of all amounts owing under the Lease, court costs and other expenses incurred by Landlord in enforcing the Lease or this Guaranty (such costs, expenses and damages are hereinafter collectively referred to as the "Expenses") (the Rent, the Covenants and the Expenses are hereinafter collectively referred to as the "Obligations"). Guarantor does hereby agree that if all or any part of the Obligations are not paid by Tenant pursuant to the terms and conditions of the Lease, Guarantor will immediately make such payments to Landlord.

2. No Discharge. This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding: (a) any extension, modification, amendment or alteration of the Lease; (b) any assignment of the Lease or sublease of all or part of the Premises, with or without the consent of Landlord; (c) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease; (d) any dissolution or liquidation of Tenant or change in the composition of the partners of Tenant; and no extension, modification, amendment, alteration or assignment of the Lease, sublease of all or part of the Premises, dissolution of Tenant, change in the composition of partners of Tenant, and no other agreements or releases between Landlord and Tenant or between Landlord and any other party liable under the Lease or any other guaranty of the Lease (with or without notice to or knowledge of Guarantor) shall in any manner release or discharge Guarantor, and Guarantor does hereby consent to any such extension, modification, amendment, alteration, release or assignment of the Lease, sublease of all or part of the Premises, dissolution or liquidation of Tenant or change in the composition of partners of Tenant. Guarantor hereby covenants and agrees that Landlord may at any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration, modify the terms of the Lease, or extend or renew the Term of the Lease for any period. No such action which Landlord shall take or fail to take in connection with the Lease, or any course of dealing by Landlord with Tenant or any other person shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Landlord. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions or modifications of the Lease and shall be deemed to include any such renewals, amendments, extensions or modifications thereof. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor.

3. Unchanged by Bankruptcy. This Guaranty will continue unchanged notwithstanding any bankruptcy, reorganization, or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee or Tenant.

4. Transfer or Assignment. Landlord may without notice, assign or transfer this Guaranty in whole or in part and no such assignment or transfer of the Lease or this Guaranty shall operate to extinguish or diminish the liability of Guarantor hereunder.

5. Primarily Liable. This Guaranty is a guaranty of payment and performance, and not merely of collection. The liability of Guarantor under this Guaranty shall be primary and direct and in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease.

6. Default. In the event of a default by Tenant under the Lease, Landlord shall have the right to enforce its rights, powers and remedies under the Lease, any other guaranty of the Lease, and under this Guaranty and all rights, powers and remedies available to Landlord shall be non-exclusive and cumulative of all other rights, powers and remedies under the Lease, any other guaranty of the Lease or under this Guaranty or by law or in equity. The obligations of Guarantor hereunder are independent of the obligations of Tenant or any other guarantor, and Landlord may proceed directly to enforce all

rights under this Guaranty without proceeding against or joining Tenant, any other guarantor or any other person or entity. Guarantor hereby authorizes and empowers Landlord upon a default by Tenant under the Lease, at its sole discretion and without notice to Guarantor, to exercise any right or remedy which Landlord may have under the Lease and Guarantor shall be liable to Landlord for any deficiency resulting from the exercise by it of any such remedy, even though any right which Guarantor may have against Tenant or others may be lost or diminished by exercise of any such remedy. Guarantor hereby expressly waives the provisions of Official Code of Georgia Annotated § 13-6-5, and Landlord shall have no duty to mitigate, except to the extent, if any, that Landlord has an express duty to mitigate pursuant to the terms of the Lease. Until all of the Obligations have been performed and paid in full, Guarantor shall have no right of subrogation to Landlord and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

7. Proceeds. Guarantor hereby authorizes Landlord, without notice to Guarantor, to apply all payments and credits received from Tenant or realized from any personal property of Tenant on the Premises in such manner and in such priority as Landlord in its sole judgment shall see fit to the Obligations which are the subject of this Guaranty.

8. Binding on Successors. Guarantor's obligations hereunder shall not be assigned or delegated but this Guaranty shall pass to and be fully binding upon any successors, heirs, assigns and/or trustees of Guarantor.

9. Waivers. Guarantor expressly waives and agrees not to assert or take advantage of: (a) the defense of the statute of limitations in any action hereunder or in any action for collection of the Obligations; (b) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against Tenant in bankruptcy or any other proceeding; (c) any defense based on the failure of Landlord to give notice of the creation, existence or incurring of any new obligations or on the action or non-action of any person or entity in connection with the Obligations; (d) any duty on the part of Landlord to disclose to Guarantor any facts it may know or hereafter acquire regarding Tenant; (e) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the Obligations; and/or (f) demand for payment, presentment, notice of protest or dishonor, notice of acceptance of this Guaranty, and any and all other notices or demands to which Guarantor might otherwise be entitled by law. Guarantor hereby expressly waives the provisions of Official Code of Georgia Annotated § 10-7-24.

10. No Oral Modification. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord except by a writing signed by Landlord.

11. Representations. Guarantor hereby represents and warrants that:

a. Guarantor is not in default under any agreement to which Guarantor is a party, the effect of which will impair performance by Guarantor of the Obligations;

b. There are no actions, suits or proceedings pending or threatened against Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will affect performance by Guarantor of the Obligations; and

c. Neither this Guaranty nor any document, financial statement, credit information, certificate or statement heretofore furnished or required herein to be furnished to Landlord by Guarantor contains any untrue statement of facts or omits to state a fact material to this Guaranty as of the date of this Guaranty.

12. Severability. The invalidity or unenforceability in any particular circumstances of any provision of this Guaranty shall not extend beyond such provision or circumstances, and no other provision of this instrument shall be affected thereby. This provision shall control every other provision of this Guaranty.

13. Construction. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

14. Choice of Law. This Guaranty is to be performed in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

15. Counterparts. This Guaranty may be executed in multiple counterparts, all of which shall be deemed originals, but all of which constitute one and the same instrument.

16. Captions. The paragraph headings used in this Guaranty are for suggestive purposes only and are not intended to be an accurate or comprehensive summary of the terms and provisions of this Guaranty.

17. Time of Essence. Time is of the essence of this Guaranty.

18. Joint and Several Liability. The liability of Guarantor hereunder shall be joint and several with the liability of any other guarantor of the Lease and with the liability of any other party liable under the Lease.

19. Consent to Jurisdiction. Guarantor acknowledges and agrees that this Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia. Guarantor hereby consents to personal jurisdiction in the State of Georgia for the enforcement of this Guaranty and hereby waives any and all claims of rights under the laws of the State of Georgia or of the United States or of any other state or country, to object to jurisdiction within the State of Georgia for the purpose of litigation to enforce this Guaranty. In the event such litigation is commenced, Guarantor agrees that service of process may be made and personal jurisdiction obtained over Guarantor by serving a copy of the summons and complaint upon

Guarantor by a generally recognized express courier such as Federal Express, UPS or DHL at the address set forth below Guarantor's signature or at any other address written notice of which is provided by Guarantor to Landlord. Nothing contained herein, however, shall prevent the Landlord from bringing any action or exercising any rights against Guarantor personally, or against any property of Guarantor, within any other county, state or country. The means of obtaining personal jurisdiction and perfecting service of process set forth above are not intended to be exclusive but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the State of Georgia, the United States or any other state or country.

20. Notices. Any notice, demand or document required or permitted to be delivered by this Guaranty shall be in writing and shall be deemed to be delivered (whether or not actually received) when delivered personally or when delivered by a generally recognized express courier such as Federal Express, UPS or DHL, at the address set forth below Guarantor's signature or at any other address notice of which is provided by Guarantor to Landlord.

IN WITNESS WHEREOF, Guarantor has hereunder caused this Guaranty to be executed under seal and delivered to Landlord the day and year first above written.

LUVU BRANDS, INC.,
a Florida corporation

DocuSigned by:
Louis S. Friedman
By: DE33A3710D7C4C2
Name: Louis S. Friedman
Title: ~~CEO~~

(CORPORATE SEAL)

Address:
2745 Bankers Industrial Drive, Atlanta, GA 30360

FEIN: 202635129